Exhibit 2.6

EQUINOX MINERALS LIMITED

NOTICE OF MEETING

and

MANAGEMENT INFORMATION CIRCULAR

Annual and Special Meeting of Shareholders

Friday, May 7, 2010

March 15, 2010

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NOTICE OF MEETING

Annual and Special Meeting of Shareholders

Friday, May 7, 2010

NOTICE

NOTICE IS HEREBY GIVEN that an Annual and Special Meeting of the Shareholders (the “Meeting”) of Equinox Minerals Limited (the “Company”) will be held at St. Andrew’s Club & Conference Centre, 150 King Street West, 27th Floor, Main Dining Room, Toronto, Ontario, on Friday, May 7, 2010 at 11:00 a.m. (Toronto time), for the purposes of:

1.	Receiving the Company’s audited comparative consolidated financial statements for the fiscal year ended December 31, 2009, together with the auditors’ report thereon;

2.	Electing directors for the ensuing year;

3.	Appointing auditors for the ensuing year and authorizing the directors to fix the remuneration of the auditors;

4.	Considering and, if deemed appropriate, passing a resolution authorizing and approving until May 8, 2013, all unallocated options issuable pursuant to the Company’s Long-Term Incentive Plan; and

5.	Transacting such other business including amendments to the foregoing, as may properly come before the Meeting or any adjournment or postponement thereof.

The specific details of the foregoing matters to be put before the Meeting are set forth in the attached management information circular dated March 15, 2010 (the “Circular”). A copy of the audited comparative consolidated financial statements for the fiscal year ended December 31, 2009, the Circular and the form of proxy accompany this Notice.

RECORD DATE

Only the Company’s shareholders of record at the close of business on March 26, 2010 are entitled to receive notice of the Meeting and any adjournment or postponement thereof.

MEETING PARTICIPATION

Shareholders and holders of CHESS Depositary Interests (“CDIs”) are invited to attend the Meeting in person.

Registered shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it to CIBC Mellon Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, Canada, in the envelope provided for that purpose or by facsimile at 416-368-2502 or 1-866 -781-3111 (toll-free from North America) , or to the Corporate Secretary of the Company at the Company’s registered office at 155 University Avenue, Suite 1701, Toronto, Ontario, M5H 3B7, Canada, and in each case, the form of proxy must be received at the address shown on the proxy not later than 48 hours prior to the Meeting or any adjournment or postponement thereof (Saturdays, Sundays and holidays excepted).

Non-registered shareholders who receive these materials through their broker or other intermediary should complete and send the voting instruction form or form of proxy, as applicable, in accordance with the instructions provided by their broker or other intermediary.

Non-registered shareholders who receive these materials directly from the Company’s transfer agent, CIBC Mellon Trust Company, and not through their broker or other intermediary should complete and deliver the form of proxy in the manner described above for registered shareholders.

Holders of CDIs must complete, sign and return the enclosed CDI Voting Instruction Form to Advanced Share Registry Services at P.O. Box 1156, Nedlands, Western Australia 6909 or by facsimile at 61-8-9389-7871 so that each CDI holder may elect to direct CHESS Depositary Nominees Pty Ltd. (“CDN”) to vote the relevant underlying common shares on his or her behalf or instruct CDN to appoint such CDI holder or his or her nominee as proxy to vote the common shares underlying the CDIs in person at the meeting. In either case, the CDI Voting Instruction

Form must be received at the address shown on the form by not later than 48 hours prior to the Meeting or any adjournment or postponement thereof (Saturdays, Sundays and holidays excepted).

DATED this 15th day of March, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

Sonya Stark

Vice President, Corporate Affairs and

Corporate Secretary

MANAGEMENT INFORMATION CIRCULAR

March 15, 2010

GENERAL

This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of Equinox Minerals Limited (“Equinox” or the “Company”) for use at the annual and special meeting of the holders (the “Shareholders”) of common shares of the Company (the “Common Shares”) or any postponements or adjournments thereof (the “Meeting”) to be held on Friday, May 7, 2010 at 11:00 a.m. (Toronto time) at the place and for the purposes set forth in the foregoing notice of meeting (the “Notice”).

Unless otherwise indicated, the information in this Circular is given as at March 15, 2010 and all references to “$” or “dollars” or “US$” in this Circular are to United States dollars, which is the Company’s reporting currency. References to C$ are to Canadian dollars and references to A$ are to Australian dollars.

SOLICITATION OF PROXIES

The enclosed proxy is being solicited by or on behalf of the management of the Company and the cost of such solicitation will be borne by the Company. The solicitation will be primarily by mail, but directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or in person.

To be effective, duly completed and executed proxies must be received by CIBC Mellon Trust Company or by the Corporate Secretary of the Company not later than 48 hours prior to the Meeting, or any adjournment or postponement thereof (Saturdays, Sundays and holidays excepted), unless the Chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

Shareholders may be registered or non-registered. You are a registered Shareholder (a “Registered Shareholder”) if your name appears on the register of Shareholders maintained by the Company’s transfer agent and registrar, CIBC Mellon Trust Company (“CIBC Mellon”). A share certificate in your name will have been issued to you. You are a non-registered Shareholder (a “Non-registered Shareholder”) if you own your Common Shares through an intermediary, such as a securities dealer, securities broker, bank or trust company. Your intermediary will have provided you with a statement showing the number of Common Shares held on your behalf.

For Registered Shareholders, the completed, dated and signed form of proxy should be sent in the enclosed envelope to CIBC Mellon Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, Canada or by facsimile to 416-368-2502 or 1-866-781-3111 (toll-free from North America) or to the Corporate Secretary of the Company at the Company’s registered office at 155 University Avenue, Suite 1701, Toronto, Ontario, M5H 3B7, Canada.

For Non-registered Shareholders, who have not objected to their intermediary disclosing certain ownership information about themselves to the Company (referred to as “NOBOs”) and who receive these materials directly from the Company’s transfer agent, CIBC Mellon, the completed, dated and signed form of proxy should be sent in the enclosed envelope to CIBC Mellon Trust Company, Proxy Department, P.O. Box 721, Agincourt, Ontario, M1S 0A1, Canada or by facsimile to 416-368-2502 or 1-866-781-3111 (toll-free from North America) or to the Corporate Secretary of the Company at the Company’s registered office at 155 University Avenue, Suite 1701, Toronto, Ontario, M5H 3B7, Canada.

For Non-registered Shareholders, who have objected to their intermediary disclosing certain ownership information about themselves to the Company, (referred to as “OBOs”) and who receive these materials through their broker or other intermediary, the voting instruction form or form of proxy, as applicable, should be completed in accordance with the instructions provided by their broker or other intermediary.

APPOINTMENT OF PROXYHOLDER

A Shareholder has the right to appoint as his or her proxyholder a person or company (who need not be a Shareholder), other than the persons designated in the form of proxy accompanying this Circular (who are directors and/or officers of the Company), to attend and to act on the Shareholder’s behalf at the Meeting. A

Shareholder may do so by inserting the name of such person in the blank space provided in the form of proxy and striking out the other names or by completing another proper form of proxy and delivering such proxy within the time limits specified above.

VOTING SECURITIES

The Company is authorized to issue an unlimited number of Common Shares. The Common Shares are the only class of shares entitled to vote at the Meeting. As at March 15, 2010, the Company had 707,511,545 Common Shares issued and outstanding, each carrying the right to one vote per share. Two persons present, each being a Shareholder entitled to vote at the Meeting or a duly appointed proxyholder or representative for a Shareholder so entitled, will constitute a quorum for the transaction of business at the Meeting.

Of the 707,511,545 Common Shares issued and outstanding on March 15, 2010, 219,289,801 Common Shares were held by CHESS Depositary Nominees Pty Ltd (“CDN”), a wholly-owned subsidiary of the Australian Securities Exchange (the “ASX”), on behalf of holders of CHESS Depositary Instruments (“CDIs”). CDN has issued CDIs that represent beneficial interests in the Common Shares held by CDN. CDIs are traded on the electronic transfer and settlement system operated by the ASX.

All references in this Circular to outstanding Common Shares include the Common Shares held by CDN and all references to holders of Common Shares include CDI holders.

A simple majority of the votes cast on each matter submitted to a vote at the Meeting, whether in person, by proxy or otherwise, will constitute approval of each such matter.

EXERCISE OF VOTE BY PROXY

This section headed “Exercise of Vote by Proxy” only applies to holders of Common Shares. Holders of CDIs should refer to the section of this Circular headed “CDI Holders May Give Direction to CDN”.

The Common Shares represented by properly executed proxies will be voted, or withheld from voting, in accordance with the instructions of the holders of Common Shares on any ballot that may be called for and, if the holder of Common Shares specifies a choice with respect to any matter to be acted upon at the Meeting, Common Shares represented by properly executed proxies will be voted accordingly. If no choice is specified with respect to any such matter, the persons designated in the accompanying form of proxy will vote in favour of the matter to be voted on.

If any amendments or variations to matters identified in the Notice are proposed at the Meeting or if any other matters properly come before the Meeting, the enclosed form of proxy confers authority to vote on such amendments or variations according to the discretion of the person voting the proxy at the Meeting. At the date of this Circular, management of the Company knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice.

The instructions set out below provide different procedures for voting Common Shares at the Meeting to be followed by Registered and Non-registered Shareholders.

Registered Shareholders

If you are a Registered Shareholder, there are two methods by which you can vote your Common Shares at the Meeting, namely in person at the Meeting or by proxy. If you wish to vote in person at the Meeting, do not complete or return the form of proxy included with this Circular. Your vote will be taken and counted at the Meeting. If you do not wish to attend the Meeting or do not wish to vote in person, properly complete and deliver the form of proxy included with this Circular at least 48 hours prior to the date of the Meeting or any adjournment thereof (Saturdays, Sundays and holidays excepted) and the Common Shares represented by your proxy will be voted or withheld from voting, in accordance with your instructions as indicated in your form of proxy, on any ballot that may be called at the Meeting.

As a Registered Shareholder, you may vote by proxy by one of the following two methods: (i) mail; or (ii) facsimile. Instructions for voting using each of these methods are detailed above under the heading “Solicitation of Proxies” and in the enclosed form of proxy and should be followed carefully.

A proxy must be in writing and must be executed by you as Registered Shareholder or by your attorney authorized in writing or, if the Registered Shareholder is a corporation or other legal entity, by an authorized officer or attorney.

If you complete and return a blank proxy, your Common Shares will be voted: (i) in favour of the persons the Company has nominated for election as directors; (ii) in favour of the reappointment of PricewaterhouseCoopers as the Company’s independent auditors; and (iii) in favour of the resolution, substantially in the form set out in Schedule 2 (the “Option Plan Resolution”), authorizing and approving until May 8, 2013, all unallocated options issuable pursuant to the Company’s Long-Term Incentive Plan.

The person to whom you give your proxy will decide how to vote on amendments or variations to the matters of business described above and on any additional or different matters that may properly come up for a vote at the Meeting. Management of the Company is not aware of any such amendment, variation or additional or different matters at the date of this Circular.

For the purpose of voting by proxy, proxies marked as “WITHHOLD” will be treated as present for the purpose of determining a quorum; however, except as required under the Company’s Director Election Policy (as discussed below); proxies marked as “WITHHOLD” will not be counted as having been voted in respect of any matter to which the instruction to “WITHHOLD” is indicated.

CIBC Mellon will deal with proxies received by it in a way that preserves the confidentiality of individual votes. However, the Company will have access to proxies as necessary to meet applicable legal requirements, including in the event of a proxy contest, or in the event a Shareholder has made a written comment or submitted a question on the proxy.

Non-registered Shareholders

Non-registered Shareholders who have not objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as NOBOs. Those Non-registered Shareholders who have objected to their intermediary disclosing certain ownership information about themselves to the Company are referred to as OBOs. In accordance with National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer of the Canadian Securities Administrators (“NI 54-101”) , the Company has distributed copies of the Notice and this Circular (collectively the “Meeting Materials”) directly to NOBOs and indirectly through intermediaries to OBOs.

OBOs

Unless you have waived your rights to receive the Meeting Materials, intermediaries are required to deliver copies of the Meeting Materials to you and to seek your instructions as to how to vote your Common Shares. Often, intermediaries will use a service company to forward the Meeting Materials to OBOs. Generally, an OBO who has not waived the right to receive Meeting Materials will be given the ability to provide voting instructions in one of two ways.

Typically, an OBO will be given a voting instruction form which must be completed and signed by the OBO in accordance with the instructions provided by the intermediary. In this case, you cannot use the mechanisms described above for Registered Shareholders and must follow the instructions provided by the intermediary (which in some cases may allow the completion of the voting instruction form by telephone or the Internet).

Occasionally, however, an OBO may be given a form of proxy that has already been signed by the intermediary. This form of proxy is restricted to the number of Common Shares owned by the OBO and must be completed, but not signed, by the OBO and deposited with CIBC Mellon in the manner described above for Registered Shareholders.

The purpose of these procedures is to allow OBOs to direct the voting of the Common Shares that they beneficially own but that are not registered in their name. Should an OBO who receives either a form of proxy or a voting instruction form wish to attend and vote at the Meeting in person (or have another person attend and vote on their behalf), such OBO should strike out the persons named in the form of proxy as the proxy holder and insert the OBO’s (or such other person’s) name in the blank space provided or, in the case of a voting instruction form, follow the corresponding instructions provided by the intermediary. In either case, OBOs should carefully follow the instructions provided by the intermediary and should contact the intermediary promptly if they need assistance.

Proxies returned by intermediaries as “non-votes” because the intermediary has not received instructions from the Non-registered Shareholder with respect to the voting of certain Common Shares, or because under applicable stock exchange or other rules the intermediary does not have the discretion to vote those Common Shares on one or more of the matters that come before the Meeting, will be treated as not entitled to vote on any such matter and will not be counted as having been voted in respect of any such matter. Common Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.

NOBOs

If you are a Non-registered Shareholder, and the Company’s transfer agent, CIBC Mellon, has sent the Meeting Materials directly to you, your name and address and information about your holdings of Common Shares have been obtained in accordance with NI 54-101 from the intermediary holding on your behalf. By choosing to send these materials to you directly, the Company (and not the intermediary holding the Common Shares on your behalf) has assumed responsibility for (i) delivering these materials to you; and (ii) executing your proper voting instructions.

NOBOs can provide their voting instructions by completing the form of proxy included with this Circular and returning it to CIBC Mellon in the manner described above for Registered Shareholders. See “Revocation of Proxy – Registered Shareholders” below for a description of your right to revoke a proxy.

CDI HOLDERS MAY GIVE DIRECTIONS TO CDN

This section headed “CDI Holders May Give Directions to CDN” only applies to holders of CDIs. Holders of Common Shares should refer to the section of this Circular headed “Exercise of Vote by Proxy”.

Pursuant to Section 10.15 of the Company’s by-laws, the Company will permit CDI holders to attend the Meeting. Each CDI holder has the right to:

(a)	direct CDN how to vote in respect of his or her CDIs; or

(b)	instruct CDN to appoint the CDI holder or a person nominated by the holder as the holder’s proxy for the purposes of attending and voting at the Meeting.

If you are a CDI holder and you wish to direct CDN how to vote in respect of your CDIs or appoint yourself or a nominee as your proxy, you should read, complete, date and sign the accompanying CDI Voting Instruction Form and deposit it with Advanced Share Registry Services, P.O. Box 1156, Nedlands, Western Australia 6909 not later than 48 hours prior to the date of the Meeting or any adjournment thereof (Saturdays, Sundays and holidays excepted).

REVOCATION OF PROXY

Registered Shareholders

A Registered Shareholder executing the enclosed form of proxy has the right to revoke it under section 148(4) of the Canada Business Corporations Act (the “CBCA”). A Registered Shareholder may revoke a proxy by depositing an instrument in writing, including another proxy bearing a later date, executed by the Registered Shareholder or by an attorney authorized in writing, at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting prior to being voted at the Meeting or in any other manner permitted by law. A Registered Shareholder attending the Meeting has the right to vote in person and, if he or she does so, his or her proxy is nullified with respect to the matters he or she votes upon and any subsequent matters thereafter to be voted on at the Meeting.

Non-registered Shareholders

A Non-registered Shareholder may revoke a voting instruction form of proxy, as applicable, or a waiver of the right to receive Meeting Materials and to vote given to an intermediary at any time by written notice to such an intermediary. Non-registered Shareholders should follow the instructions of their intermediaries who may set deadlines at least seven days prior to the Meeting, and possibly earlier, for the receipt of voting instruction forms or proxies. An intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive materials and to vote that is not received by the intermediary prior to the deadlines that such intermediary sets. As such, Non-registered Shareholders who wish to revoke their voting instruction form or proxy should contact their intermediary as soon as possible and well in advance of the Meeting.

RECORD DATE

The board of directors of the Company (the “Board”) has fixed March 26, 2010 as the record date for the purpose of determining the holders of Common Shares entitled to receive notice of and to vote at the Meeting. Any holder of Common Shares of record at the close of business on the record date is entitled to vote the Common Shares registered in such Shareholder’s name at that date on each matter to be acted upon at the Meeting.

Failure of any Shareholder to receive notice of the Meeting does not deprive the Shareholder of the right to vote at the Meeting. If a person has acquired Common Shares after the record date, that person is entitled to vote those shares at the Meeting upon producing properly endorsed share certificates, or otherwise establishing share ownership, and requesting the inclusion of his or her name in the list of Shareholders not later than ten days before the date of the Meeting.

PRINCIPAL SHAREHOLDERS

To the knowledge of the directors and executive officers of the Company, no person or company beneficially owns, or controls or directs, directly or indirectly, more than 10% of the outstanding Common Shares except as follows:

Name of Holder	Number of Common Shares beneficially owned, or controlled or directed, directly or indirectly as of March 15, 2010	Approximate percentage of outstanding Common Shares

First Quantum Minerals Ltd.	114,132,300	16	%(1)

(1)	Based on publicly available information as at March 15, 2010.

As at March 15, 2010, in addition to CDN’s holdings as noted above under “Voting Securities”, CDS & Co., the nominee of CDS Clearing and Depository Services Inc. (“CDS”), is the registered owner of 465,394,918 Common Shares which represents approximately 66% of the issued and outstanding Common Shares. The directors and executive officers of the Company understand that CDS holds these Common Shares as a nominee on behalf of various intermediaries and other parties but are not aware whether any person on whose behalf such Common Shares are held beneficially owns, or controls or directs, directly or indirectly, more than 10% of the outstanding Common Shares. The names of the beneficial owners holding their Common Shares through CDS are not all known to the Company and its directors and executive officers.

GENERAL MATTERS TO BE ACTED UPON AT THE MEETING

Annual Financial Statements

The audited comparative consolidated financial statements of the Company for the fiscal year ended December 31, 2009 and the report of the auditors thereon will be placed before the Meeting. Receipt at the Meeting of the audited comparative consolidated financial statements of the Company for the fiscal year ended December 31, 2009 will not constitute approval or disapproval of any matters referred to therein. No vote will be taken on the financial statements. These financial statements are included in the Company’s 2009 Annual Report which can be accessed on the Company’s website at www.equinoxminerals.com and are also available at www.sedar.com.

Pursuant to National Instrument 51-102 – Continuous Disclosure Obligations of the Canadian Securities Administrators (“NI 51-102”) and NI 54-101, a person or corporation who in the future wishes to receive annual and interim financial statements from the Company must deliver a written request for such material to the Company. Shareholders who wish to receive annual and interim financial statements are encouraged to complete the appropriate section at the bottom of the form of proxy and send it to CIBC Mellon Trust Company, Proxy Department, P.O. Box 721 Agincourt, Ontario, M1S 0A1, Canada.

Election of Directors

The articles of the Company (the “Articles”) provide for a minimum of three and a maximum of eight directors. The Board currently consists of six directors who are elected annually in accordance with the Company’s Director Election Policy, which is described below. Each director is appointed to hold such office until the next annual meeting of Shareholders or until his successor is duly elected unless his office is earlier vacated in accordance with the by-laws of the Company.

Director Election Policy

In March 2009, the Board unanimously adopted a director election policy (the “Director Election Policy”) which limits the terms of directors and provides for individual and majority voting. The Company’s by-laws provide for a staggered election process whereby directors are required to retire and offer themselves for re-election every three years; however, the Director Election Policy limits the term to one year to ensure that all Board members carry the support of the Company’s Shareholders. Pursuant to the Director Election Policy, the election of directors shall take place at each annual meeting of the Shareholders, and notwithstanding that the Company’s by-laws require directors to retire and offer themselves for re-election every three years, all directors elected or appointed to the Board shall agree that at such meeting all directors then in office shall voluntarily retire effective at the end of that meeting, and if qualified, shall be eligible for re-election.

In addition, management will ensure that the proxy forms used for the election of directors enable Shareholders to separately vote in favour of, or to withhold their vote from, each proposed director nominee. At any Shareholders’ meeting at which directors are to be elected in an uncontested election, if any director nominee receives a greater number of votes “withheld” from his or her election, than votes “for”, such nominee shall, no later than 10 days following the receipt of the audited and final scrutineer’s report relating to such meeting, submit to the Board his or her resignation letter, which shall take effect only upon the acceptance of such resignation by the Board.

The Board, upon the recommendation of the Corporate Governance and Nominating Committee (the “CGN Committee”) shall, within 90 days following the public disclosure of the vote results, determine whether or not to accept the director’s offer to resign, and the Board shall promptly disclose via press release the determination, including, in cases where the Board has determined not to accept a resignation, the reasons therefor. It is generally expected that the CGN Committee will recommend that the Board accept such resignation except in extraordinary circumstances. If a resignation is accepted, the Board may appoint a new director to fill any vacancy, or may reduce the size of the Board.

Board Committees

The Board currently has four committees: the Audit Committee, the Compensation and Human Resources Committee (the “CHR Committee”), the CGN Committee and the Health, Safety, Environmental and Sustainability Committee (the “HSES Committee”). The current members of each committee are indicated in the table of Director Nominees below. From time to time, upon the recommendation of the CGN Committee, the Board will re-evaluate the composition of each of its committees and may reassign the directors appointed to such committees. Descriptions of the Board mandate and committee charters can be found under the section Corporate Governance Practices in this Circular. The full text of the Board Charter is attached as Schedule 1 to this Circular. The full text of the committee charters can be found on the Company’s website at www.equinoxminerals.com. For further disclosure with respect to the Audit Committee, as required under National Instrument 52-110 – Audit Committees of the Canadian Securities Administrators (“NI 52-110”) and Form 52-110F1, please refer to the Company’s Annual Information Form dated March 15, 2010, under the section entitled “Audit Committee Disclosure”. The Board may, from time to time, permit departures from the terms of these charters, either prospectively or retrospectively, and no provision contained in any charter is intended to give rise to civil liability to securityholders of the Company (or any other party) or to any other liability whatsoever.

Director Nominees

The number of directors to be elected at the Meeting is six. Each director will hold office until the next annual meeting in accordance with the Director Election Policy or until the successor of such director is duly elected or appointed, unless such office is earlier vacated in accordance with the by-laws of the Company.

It is proposed to nominate the six persons listed below for election as directors of the Company. All such proposed nominees are now directors of the Company and have been since the dates indicated. All directors, except for Mr. Craig Williams, are “independent directors” as defined under applicable Canadian securities laws. Mr. Craig Williams has a material relationship with the Company by virtue of his management position and therefore is not independent. See “Statement of Corporate Governance – Board of Directors’ Independence” in this Circular.

In the absence of a contrary instruction, the persons designated by management in the enclosed form of proxy intend to vote in favour of the election of each of the proposed nominees listed below. If any of the proposed nominees should for any reason be unable to serve as a director of the Company, the persons named in the enclosed form of proxy reserve the right to nominate and vote for another nominee in their discretion.

The table below sets forth information of each person nominated for election as a director of the Company, including current principal occupation, biography, age, and number of Common Shares beneficially owned, or controlled or directed, directly or indirectly. There are no contracts, arrangements or understandings between any director, any executive officer or any other person pursuant to which any of the nominees has been nominated.

Nominee Name, Place of Residence, Office with Company, Year first became a Director of Company and Age(1)	Current Principal Occupation and Biography including Experience over last five years or more, Experience Relevant to the Company, Education and Directorships	Common Shares(2) Beneficially Owned, or Controlled or Directed, Directly or Indirectly and DSUs(12) held as at March 15, 2010
Peter Tomsett(3)(4)(5)(6) British Columbia, Canada Non-Executive Director Since 2007 Age 52

Chairman of the Board since July 2007 and Chairman of the board of Silver Standard Resources since 2006.

Mr. Tomsett was the Executive Vice President of Placer Dome Inc. (a mining company specializing in gold) from January 2001 to September 2004 and President and Chief Executive Officer of Placer Dome Inc. from September 2004 to January 2006.

Mr. Tomsett has over 30 years of experience in the mining industry, including project development and executive officer responsibilities in connection with operations in the Asia Pacific region, South Africa and Tanzania.

Mr. Tomsett holds a Bachelor of Engineering (1st Class Honours) in Mining Engineering from the University of New South Wales and a Master of Science (Distinction) in Mineral Production Management from Imperial College, London.

In addition to being a director (Chairman) of the Company, Mr. Tomsett currently serves on the boards of North American Energy Partners Inc., Silver Standard Resources Inc. (Chairman) and Talisman Energy Inc. He was previously a director of the World Gold Council and the International Council for Mining and Metals.

Shares: 50,000 DSUs: 280,604

David McAusland(4)(5)(6)(9) Quebec, Canada Non-Executive Director Since 2008 Age 56

Partner, McCarthy Tétrault LLP (a leading Canadian law firm) since July 2009.

Mr. McAusland was an independent consultant and corporate director from February 2008 until July 2009. Prior to February 2008, Mr. McAusland was a senior executive at Alcan Inc. (a producer of aluminum and other materials) from 1999 to 2005 and more recently Executive Vice President, Corporate Development and Chief Legal Officer of Alcan Inc. from 2005 to February 2008. Prior to 1999, Mr. McAusland was the managing partner of a major Canadian law firm.

Mr. McAusland is a distinguished senior corporate lawyer, strategist and advisor and focuses on major corporate portfolio transactions, financial structures, divestitures, securities and corporate finance, governance and regulatory affairs. Mr. McAusland has broad experience in the global business environment with acquisitions, divestiture transactions and joint ventures.

Mr. McAusland received his BCL in 1976 and his LLB in 1977, both from McGill University. He was called to the Quebec bar in 1978.

A seasoned corporate director and authority on governance, in addition to the Company’s board, Mr. McAusland currently serves on the boards of Cogeco Inc. and Cogeco Cable Inc.; Cascades Inc.; World Color Press, Inc.; and Khan Resources Inc. He is also the Chair of the Reform Implementation Council for the Royal Canadian Mounted Police and Chair of the National Circus School Foundation.

Shares: 0 DSUs: 116,570

Nominee Name, Place of Residence, Office with Company, Year first became a Director of Company and Age(1)	Current Principal Occupation and Biography including Experience over last five years or more, Experience Relevant to the Company, Education and Directorships	Common Shares(2) Beneficially Owned, or Controlled or Directed, Directly or Indirectly and DSUs(12) held as at March 15, 2010
David Mosher(5)(6)(10) Ontario, Canada Non-Executive Director Since 2004 Age: 63

Director of the Company since April 2004.

Mr. Mosher was President and Chief Executive Officer of High River Gold Mines Ltd. (a gold producing company) from June 1992 to November 2008.

Mr. Mosher has over 35 years of experience as a mining executive with direct experience in Australia, Canada, the United States of America, Russia, Asia and Africa. Over the past 15 years, Mr. Mosher has been active in the restructuring and refinancing of a number of resource companies, both private and public.

Mr. Mosher holds a Bachelor of Science degree in Geology from Acadia University, Nova Scotia.

In addition to being a director of the Company, Mr. Mosher currently serves on the boards of Pancontinental Uranium Corporation, Pelangio Exploration Inc. and Roscan Minerals Corporation.

Shares: 0 DSUs: 116,648

Jim Pantelidis(3)(4)(8)(11) Ontario, Canada Non-Executive Director Since 2008 Age: 64

Director of the Company since May 2008.

Mr. Pantelidis was the Chairman and Chief Executive Officer of FisherCast Global Corporation (a manufacturer of engineered, die cast metal components) from October 2004 to June 2006. Prior to that, Mr. Pantelidis held the position of President of J.P. & Associates (a strategic consulting group) from 2002 to 2003.

Mr. Pantelidis is a highly experienced senior executive who has spent more than 30 years in the petroleum industry and was, at one time, President of both the upstream and downstream divisions of Petro-Canada.

Mr. Pantelidis holds a Bachelor of Science and Masters of Business Administration from McGill University, Quebec.

In addition to being a director of the Company, Mr. Pantelidis currently serves on the boards of Parkland Income Fund (Chairman), The Consumers Waterheater Income Fund (Chairman), RONA Inc. and Industrial Alliance Insurance and Financial Services Inc.

Shares: 10,000 DSUs: 57,345

Brian Penny(3)(4)(7) Ontario, Canada Non-Executive Director Since 2004 Age 47

Executive Vice President and Chief Financial Officer of New Gold Inc. (an intermediate gold producer) since June 2009.

Mr. Penny was the Chief Financial Officer of Western Goldfields Inc. (a gold producing company) from February 2006 to May 2009. In addition, Mr. Penny has held the positions of Vice President, Finance and Chief Financial Officer with Silver Bear Resources Inc. (a silver exploration company) since January 2005. Prior to that Mr. Penny was the Chief Financial Officer of Kinross Gold Corporation from June 1993 to June 2004.

Mr. Penny has over 20 years of experience in mine finance and accounting. During his career Mr. Penny has had responsibilities for corporate development, finance, treasury and financial reporting activities.

Mr. Penny is a Certified Management Accountant (Ontario) and graduated with a Diploma of Business in Accounting from Cambrian College of Applied Arts & Technology, Sudbury.

Shares: 0 DSUs: 113,245

Nominee Name, Place of Residence, Office with Company Year first became a Director of Company and Age(1)	Current Principal Occupation and Biography including Experience over last five years or more, Experience Relevant to the Company, Education and Directorships	Common Shares(2) Beneficially Owned, or Controlled or Directed, Directly or Indirectly and DSUs(12) held as at March 15, 2010
Craig Williams Perth, Western Australia Executive Director Since 2004 Age: 58

Co-Founder of Equinox Resources Ltd. (a subsidiary of the Company) since 1993 and President and Chief Executive Officer of the Company since January 2004 (and prior to the reorganization which occurred in January 2004).

Mr. Williams was the Chief Executive Officer of Equinox Resources Ltd. (a subsidiary of the Company and the original owner of the Lumwana Project) from June 1993 until January 2004, when the Company was formed and became the parent company of Equinox Resources Ltd.

Mr. Williams has over 35 years experience in the mining industry in all aspects of corporate management, exploration and mine development and has been associated with a number of significant discoveries. He was jointly awarded “Prospector of the Year” by the Australian Association of Mining and Exploration Companies in 1994. He is a member of the Australasian Institute of Mining and Metallurgy, the Australian Institute of Geoscientists and the Geological Society of Australia.

Mr. Williams holds a Bachelor of Science (Honours) in Geology from Australian National University.

In addition to his directorship with the Company, Mr. Williams was a founding director of the Australian Gold Council and is Vice President of the Zambia – Australian Business Council; he is also a director on several of the Company’s subsidiaries as well as Liontown Resources Limited.

Shares: 1,675,960 RSUs: 147,966

(1)	The Company does not currently have a retirement policy for its directors.
(2)	The information with respect to the Common Shares beneficially owned, or controlled or directed, directly or indirectly, by the above nominees has been furnished by the respective nominees individually, such information not being within the knowledge of the Company.
(3)	Member of the Audit Committee.
(4)	Member of the CHR Committee.
(5)	Member of the CGN Committee.
(6)	Member of the HSES Committee
(7)	Chairman of the Audit Committee.
(8)	Chairman of the CHR Committee.
(9)	Chairman of the CGN Committee.
(10)	Chairman of the HSES Committee.
(11)	Mr. Pantelidis was formerly a director of Tattoo Footware Inc., resigning from the board of that company in May 2004. The company went into receivership in the 12-month period following Mr. Pantelidis’ resignation.
(12)	Mr. Williams is an executive director and as such does not receive DSUs; however, Mr. Williams receives restricted share units (“RSUs”) as part of his compensation.

Re-appointment and Remuneration of Auditors

The Company proposes that PricewaterhouseCoopers, Chartered Accountants, of Perth, Australia, be re-appointed as auditors of the Company to hold office until the next annual meeting of the Shareholders and proposes that the directors of the Company be authorized to fix the remuneration of such auditors. PricewaterhouseCoopers have been the auditors of the Company since January 2004.

For the fiscal year ended December 31, 2009, the following fees were paid to the auditors:

Audit Fees	$379,306
Audit Related Fees	$1,648
Non-audit fees	$0
Tax fees	$171,015
Total Fees	$551,969

In accordance with the applicable regulatory requirements and with the Company’s Audit Committee Charter, the Audit Committee has the sole authority to pre-approve: (a) all auditing services, including all engagement fees and terms; and (b) all non-audit services, including certain tax services to be performed by the Company’s independent auditor. The Audit Committee currently approves any such proposed audit and non-audit services prior to the engagement of the Company’s independent auditor.

The Board recommends the re-appointment of PricewaterhouseCoopers, Chartered Accountants as auditors of the Company. In the absence of a contrary instruction, the persons designated by management of the Company in the enclosed form of proxy intend to vote in favour of the reappointment of PricewaterhouseCoopers, Chartered Accountants, as auditors of the Company to hold office until the next annual meeting of Shareholders and the authorization of the directors to fix the auditors’ remuneration.

SPECIAL MATTER TO BE ACTED UPON AT THE MEETING

Approval of Unallocated Options under the Company’s Long-Term Incentive Plan

The Company has in place a Long-Term Incentive Plan (the “Option Plan”), adopted on May 20, 2004 and subsequently amended and approved by shareholders on May 10, 2007, which is administered by the CHR Committee and under which options may be granted to directors, officers or employees (and their permitted assigns) of the Company and its subsidiaries as the CHR Committee may from time to time deem appropriate. A full description of the Option Plan is included in this Circular under the section “Statement of Executive Compensation – Option Plan”.

Pursuant to the rules and policies of the Toronto Stock Exchange (the “TSX”), unallocated options, rights or other entitlements under a TSX listed issuer’s security based compensation arrangement that does not have a fixed maximum number of securities issuable (which includes the Option Plan) must be approved by a majority of the issuer’s directors and by the issuer’s securityholders every three years. For clarity, the TSX refers to the authorized maximum number of shares which could be issued upon exercise of options that are authorized to be granted under the Option Plan, but which have not yet been granted as “unallocated options”. The TSX requires that every three years, these authorized but not yet granted options (i.e. “unallocated options”) be approved by Shareholders. Unallocated options were approved by Shareholders at the Company’s annual meeting on May 10, 2007. As the three-year term prescribed by the TSX expires on May 10, 2010, the Option Plan Resolution, substantially in the form set out in Schedule 2 attached, will be placed before the Shareholders to approve the unallocated options. This approval will be effective for three years from the date of the Meeting.

The Company is not required to seek approval of the Option Plan under the rules of the ASX as it has been granted waivers from Listings Rules 7.1, 10.11 and 10.14 to permit the Company to issue securities (including to related parties) without securityholder approval on condition that:

•	The Company remains subject to, and complies with, the rules of the TSX with respect to the issue of new securities (including to related parties) and provides annual certification of this to the ASX;

•

Where the Company seeks securityholder approval for the issue of securities to a related party, the related party’s votes not be counted and a voting exclusion statement be included in the notice of meeting; and

•

If the Company becomes aware of any changes to the application of the rules of the TSX with respect to the issue of new securities, or that the Company is no longer in compliance with the requirements of the TSX with respect to the issue of new securities, it must immediately advise the ASX.

As of the date hereof, there are options outstanding to purchase 16,006,086 Common Shares (representing 2.3% of the aggregate number of issued and outstanding Common Shares), resulting in the Option Plan currently having 54,745,068 unallocated options.

If approval is obtained at the Meeting, the Company will not be required to seek further approval of the grant of unallocated options under the Option Plan until the Company’s 2013 annual shareholders’ meeting (provided that such meeting is held on or prior to May 8, 2013).

If approval is not obtained at the Meeting, options which have not been allocated as of May 7, 2010 and options which are outstanding as of May 7, 2010 and are subsequently cancelled, terminated or exercised, will not be available for a new grant of options. Previously allocated options will continue to be unaffected by the approval or disapproval of the Option Plan Resolution.

On March 10, 2010, the Board approved amendments of a “housekeeping” nature to certain provisions in the Option Plan to provide further clarity with respect to the administration of the Option Plan and to ensure compliance with current TSX and ASX rules and policies. In particular, these administrative amendments: (i) limit the ability of Option Plan participants to participate in a new issue of Common Shares offered to Shareholders; (ii) provide for an adjustment in the number of Common Shares issued on exercise of options if the Company makes a “bonus issue” of Common Shares or securities convertible into Common Shares pro rata to all holders of Common Shares (other than an issue in lieu of dividends or by way of a dividend reinvestment pursuant to an election by any such holder); (iii) provide for the adjustment to the exercise price of outstanding options if the Company makes a “rights issue” of Common Shares pro rata to all holders of Common Shares; (iv) provide for an adjustment to the number of options to which a participant is entitled or to the exercise price, or both, if there is a reorganization of the share capital of the Company; (v) clarify the number of options that may be granted, and the number of Common Shares that may be issued upon the exercise of such option, under the Option Plan; (vi) modify the default vesting terms for options granted under the Option Plan; (vii) clarify the amendments to the Option Plan, and the terms of any option granted under the Option Plan, that require specific Shareholder approval; (viii) remove a provision permitting the Company to make loans to participants; and (ix) clarify the basis on which options can be exercised in connection with a takeover or other change of control. These administrative amendments have been approved by the TSX and the ASX and do not require shareholder approval. The Company will seek specific Shareholder approval, if and when necessary, for any actual reduction in the exercise price of an outstanding option upon an adjustment made pursuant to clauses (iii) or (iv) above.

To be effective, the Option Plan Resolution must be passed by a majority of the votes cast at the Meeting. The Company will disregard any votes cast on the Option Plan Resolution by a director of the Company (except one who is ineligible to participate in any employee incentive scheme) and associates of such directors. However, the Company need not disregard a vote if it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the form of proxy; or it is cast by the person chairing the Meeting as proxy for a person who is entitled to vote, in accordance with a direction on the form of proxy to vote as the proxy decides. In the absence of a contrary instruction, the persons designated by management in the enclosed form of proxy intend to vote in favour of the Option Plan Resolution.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Components

The Company’s compensation philosophy for executive officers follows three underlying principles:

1.	To provide compensation packages that encourage and motivate performance;

2.	To be competitive with other companies of similar size and scope of operations so as to attract and retain talented executives; and

3.	To align the interests of its executive officers with the long-term interests of the Company and its shareholders through stock related programs.

The CHR Committee believes that the Company’s overall compensation should enable the Company to attract and retain qualified and experienced senior management, who are motivated to achieve the Company’s business plans, strategies and goals. The Compensation of its executive officers should be competitive with other companies of similar size and scope of operations and be aligned with the long-term interests of the Company and its shareholders.

In accordance with the above-listed underlying principles, the CHR Committee has incorporated three components which comprise the overall compensation for executives. Individual executive compensation includes the following components:

•	Annual base salary;

•	Short-term performance-based cash bonus; and

•	Long-term equity based incentives, including both performance-based and time-vested.

In keeping with the Company’s compensation philosophy to link executive compensation to corporate performance and to motivate executives to achieve exceptional levels of performance, the Company has adopted a model that includes both “fixed” compensation, comprised of base salary, and “at-risk” compensation, comprised of short-term performance bonus (which is subject to certain targets being achieved) and participation in the Company’s Restricted Share Unit Plan (the “RSU Plan”) and the Option Plan both of which are described in this Circular under “RSU Plan” and “Option Plan”, respectively. The RSU Plan was adopted in December 2009.

The table below sets forth the appropriate target compensation mix, which was adopted effective 2010, for the Chief Executive Officer and the other Named Executive Officers (as defined below). In 2009, the compensation mix for the Chief Executive Officer was 40% fixed and 60% at-risk and for the other Named Executive Officers the compensation mix was 60% fixed and 40% at-risk.

	FIXED	AT-RISK
	Annual Compensation	Short-Term Compensation	Long-Term Compensation
Position	Annual Base Salary	Annual Cash Bonus (performance based)	Option Plan (performance based)	RSU Plan (time vested)
Chief Executive Officer	25%	25%	25%	25%
Named Executive Officers (excluding CEO)	40%	20%	20%	20%

Each component of executive compensation has a specific role with respect to supporting the concept of pay for performance and is structured to reinforce specific job and organizational requirements. Compensation guidelines with respect to the above-listed components have been established for particular positions based on job responsibilities and a periodic review of compensation practices for comparable positions at comparable companies. While the Chief Executive Officer is requested to provide to the CHR Committee his recommendation on the Named Executive Officers’ compensation, the CHR Committee and the Board make the final determination on executive compensation.

Each component of executive compensation and the decisions of the CHR Committee and the Board as to each component have an effect on their decisions regarding the other compensation components. For example, if a Named Executive Officer far exceeded his individual goals and objectives, this may affect the amount of salary, cash bonus paid and/or options granted, or if the CHR Committee determines to not pay cash bonuses due to the Company’s cash position at the time, this may affect the decision on the number of options to grant. All of the compensation components together are intended to, and do, meet the CHR Committee’s compensation objectives, which have allowed the Company to attract and retain qualified and experienced senior management who are motivated to achieve the Company’s business plans, strategies and goals.

Each component of compensation is reviewed annually. In addition, the CHR Committee periodically retains independent consultants as deemed appropriate to assist with the Company’s compensation review. Mercer (Canada) Inc. (“Mercer”) was engaged by the CHR Committee in 2009 to conduct a competitive compensation review for the Named Executive Officers, among other members of senior management. This involved the Toronto, New York and Sydney offices of Mercer to ensure insight into the ongoing trends in both Canada and Australia. Mercer’s analysis consisted of (i) reviewing the then current compensation programs for the Named Executive Officers; (ii) developing a comparator group of companies; (iii) conducting a market analysis of the Company’s pay levels (including base salary, bonus and long-term incentives) relative to the comparator group companies’ publicly disclosed compensation data; (iv) reviewing general market practices regarding short and long-term compensation plans; and (iv) providing advice on performance hurdles for the long-term incentive plan.

Mercer benchmarked the Named Executive Officers’ base salary, total cash compensation and total direct compensation to similar positions or responsibility within comparator companies. Mercer used four sources to collect compensation data including (1) the 2008 Mercer Global Disclosure Database (which is Mercer’s proprietary database containing proxy data for the top five executives at public companies based on each company’s most recent proxy disclosure); (2) 2008 Australian Top Management Report; (3) 2008 Australian Total Remuneration Survey; and (4) 2008 Canadian Mercer Benchmark Database. The comparator group consisted of 16 companies that were similar in size and scope to the Company and included: Iluka Resources Limited; Minara Resources Limited; Lihir Gold Limited; Sino Gold Mining Limited; Paladin Energy Ltd.; Mount Gibson Iron Limited; Centamin Egypt Limited; Inmet Mining Corporation; Pan American Silver Corp.; HudBay Minerals Inc.; FXN Mining Company Inc.; First Quantum Minerals Ltd.; Silver Standard Resources Inc.; Ivanhoe Mines Ltd.; Red Back Mining Inc.; and Quadra Mining Ltd. The above companies were included in the comparator group as they were comparable to the Company in regards to stage of production as well as market capitalization. The selection criteria for determining peer group companies were based on three sizing criteria being 33% to 300% of 1. 6-month average market capitalization; or 2. Asset value; or 3. Revenue of the Company. The peer companies were further culled to include only companies in the Metals and Mining industry.

Mercer made recommendations to the CHR Committee with respect to: base salaries for Named Executive Officers in 2010; short-term cash bonus entitlements for 2009; short-term cash bonus target levels and entitlements for 2010; and long-term incentive allocations for 2010, including a recommended mix between performance based equity incentives and time-vested equity incentives. Mercer’s recommendations for each component are described below under the applicable component.

Annual Base Salary Component

A Named Executive Officer’s base salary is intended to remunerate the Named Executive Officer for discharging job responsibilities and reflects the executive’s performance over time. Each Named Executive Officer has a detailed job description setting out the individual’s specific duties and responsibilities. Each of the Named Executive Officer’s job descriptions have been designed to support the key responsibilities of the Chief Executive Officer. The position description for the Chief Executive Officer is summarized below.

Chief Executive Officer Position Description

The function of the Chief Executive Officer is to establish and drive the strategic and operational priorities of the Company and provide leadership in the overall effective management of the Company. Specific responsibilities include:

•

Leadership – developing and implementing a long-term strategy and vision for the Company which is consistent with creating shareholder value; developing and implementing short-term strategies to achieve the Company’s long-term strategic goals; developing appropriate structures and providing leadership and vision in implementation of the strategy; fostering a corporate culture promoting integrity and ethical values throughout the Company; managing the leadership team and facilitating a culture of collaboration and mutual respect; developing and recommending annual business plans and strategies to support the Company’s long and short term strategies; and acting as the Company’s chief spokesperson.

•

Financial management – facilitating the achievement of the Company’s financial and operating targets; developing and implementing equity raising strategies; overseeing the management of all investor relations activities; and overseeing the effective financial management of the Company.

•

Operations – undertaking to achieve maximum operational excellence with a view to achieving superior results; overseeing operational strategic plans which ensure utilization of all resources and assets to achieve maximum business returns; and ensuring exploration activities are strategically focused and support corporate growth and expansion opportunities and deliver maximum return on investment.

•

Governance – assisting in ensuring good governance practices are implemented and overseeing compliance with all applicable legislation, statutory and regulatory reporting requirements; reporting potential or suspected violations of the Company’s Code of Business Conduct and Ethics to the CGN Committee and reporting any auditing or financial violations to the Audit Committee; providing advice and information to the Chairman of the Board on all significant matters and ensuring the Board is able to provide accurate advice and counsel to all stakeholders; participating as a member of the Disclosure Committee; and overseeing internal and external communications and disclosure.

•	Business Development – overseeing the development and implementation of strategies which support organic growth and expansion through mergers and /or acquisitions.

•	Health, Safety, Environmental and Sustainability – overseeing the development and implementation of health, safety, environmental and sustainability policies and procedures.

Individual salary adjustments take into account performance contributions in connection with each Named Executive Officer’s specific duties. The base salaries for the Named Executive Officers are set out in their employment agreements, the terms of which are described below under “Employment Agreements”. The base salary levels set out in the Named Executive Officers’ employment agreements were determined based on the recommendation of Mercer. While the Chief Executive Officer is requested to provide to the CHR Committee his recommendation on the Named Executive Officers’ annual base salaries, the CHR Committee and the Board make the final determination on the annual base salaries of the Named Executive Officers. Base salaries are reviewed annually to ensure they reflect each respective executive’s performance and experience in fulfilling his or her role and to ensure executive retention.

Mercer recommended, and the CHR Committee adopted, base salary recommendations for 2010 based on the aim to ensure that, in combination with the short-term cash bonus entitlement, the target total cash compensation ratios are within +/- 15% of the median for the peer group market data. As it was determined that the Company’s executives were generally paid below the median of the selected peer group, Mercer’s recommendation resulted in the base salary of the Chief Executive Officer being increased by 15% and the base salaries of the other Named Executive Officers being increased by 10% (with the exception of those Named Executive Officers who were hired in late 2009 or 2010 or who were terminating their employment at the end of 2009, in which case, there were no salary increases).

Short-Term Performance Based Cash Bonus Component

The bonus component of executive compensation is intended to recognize and reward accomplishments in a given year measured against specific corporate and individual achievements and quantitative goals. In 2009, the performance hurdles were based on personal achievements (or subjective goals) for each Named Executive Officer. In December 2009, the CHR Committee revised the performance criteria, effective 2010, to include specific corporate quantitative goals (or corporate key performance indicators (“KPIs”)), which make up 60% of the performance hurdles for all Named Executive Officers except the Chief Executive Officer, whose corporate KPIs make up 70% of the performance hurdles, and the remaining 40% (or in the case of the Chief Executive Officer 30%) are personal achievements (or individual KPIs) . The Company must achieve at least 75% of its corporate KPIs or no bonuses are paid. The designation of these objectives is intended to create strong alignment across the management group with the direction of the Company.

Bonus target levels are calculated according to the specific level of responsibility of the particular executive, as determined by the CHR Committee. The CHR Committee determines the appropriate bonus target level through discussion and with the periodic assistance of an employment consultant, such as Mercer. In December 2009, the CHR Committee, upon the recommendation of Mercer, set the target level for the Chief Executive Officer at 100% of base salary and at 50% of base salary for the other Named Executive Officers.

Bonus awards are paid annually and are determined based upon the Company’s achievement of specific fixed goals and objectives and the Named Executive Officer’s achievement of specific personal/subjective goals but are subject to the CHR Committee determining whether or not it is appropriate to pay cash bonuses at the time depending on the Company’s cash position at that time. Bonus entitlement (as a percentage) ranges on achievement from 75% of KPIs to 125% of KPIs and is payable as follows: attainment of less than 75% of KPIs then no bonus is payable; attainment of 75% of KPIs then 50% bonus payable; attainment of 125% of KPIs then 150% bonus is payable. Bonus entitlements will be pro rata between these measures. Attainment of above 125% KPIs is capped but at the discretion of the Board.

The specific corporate KPIs and individual KPIs for each Named Executive Officer are approved by the CHR Committee at the end of the year prior to the year applicable to the bonus and the performance of each Named Executive Officer is measured against such goals and objectives following year-end. Bonus awards are paid to Named Executive Officers in March or April of the following year.

As noted above, the bonus component in 2009 was based on the achievement of personal (or subjective) goals for each Named Executive Officer, which related primarily to operational milestones including ramping up of the Lumwana project; offtake negotiations; and other related operational matters.

In March 2010, the CHR Committee reviewed the performance of the Named Executive Officers in 2009 and determined that the executives met on average 75% of their individual 2009 KPIs and therefore the Board approved the payment of 75% on average of the target bonus awards to the Named Executive Officers. The specific bonus amounts are included in the Summary Compensation Table below.

Long-Term Equity Based Incentives Component

Stock Options

The stock option component of executive compensation is intended to reinforce an ownership perspective and encourage the loyalty of key executives. Grants under the Company’s Option Plan are intended to provide long-term rewards linked directly to the market value performance of the Common Shares. The grant of stock options serves to align the long-term interests of critical employees of the Company with those of the Shareholders. Options granted under the Option Plan on or after December 2009, cliff-vest after three years (i.e. no options vest until the third year and then 100% vest all at once at year three, versus a certain percentage each year) if certain corporate performance hurdles are achieved. Full details of the terms of options granted under the Option Plan are provided below under “Option Plan”.

Stock options are granted based on (i) the executive’s performance; (ii) the executive’s level of responsibility; (iii) the number and exercise price of options previously issued to the executive; and (iv) the overall aggregate total compensation package provided to the executive. A Black-Scholes valuation is used to determine the value of any long term options allocated. The CHR Committee makes recommendations to the Board and options are typically granted on an annual basis in connection with the review of the executive’s compensation packages. Options may also be granted to executives upon hire or promotion as a special recognition for extraordinary performance.

The terms of the Option Plan are described below under “Option Plan”. Specific grant amounts to the Named Executive Officers are listed below in the Summary Compensation Table and Incentive Plan Awards.

Restricted Share Units

The restricted share unit (“RSU”) component is intended to encourage long-term loyalty of key executives and is linked directly to the market value performance of the Common Shares. The RSU component was also introduced to assist employees in addressing certain new tax provisions in Australia regarding stock options which require that stock options be taxed upon vesting, rather than upon exercise. Under these new tax provisions, employees may be required to cash in their options in order to pay the taxes due upon vesting. The CHR Committee deemed it beneficial to provide a method for employees to pay their taxes due upon vesting of the options without having to cash in their options. While the RSU Plan is an additional long-term incentive, the overall compensation package to executives was adjusted to take into account the additional long-term incentive, specifically the value of the stock options granted was decreased by 50% to account for the additional RSU grants.

RSUs are granted on a similar basis as the stock options above. The terms of the RSU Plan are described below under RSU Plan. Specific grant amounts to the Named Executive Officers are listed below in the Summary Compensation Table and Incentive Plan Awards.

Performance Graph

Cumulative Total Return

The following graph compares the yearly change in the cumulative total shareholder return on the Common Shares during the period December 31, 2004 to December 31, 2009, against the cumulative total return of both the S&P/TSX Composite Total Return Index and the ASX All Ordinaries Index over the same period. The graph illustrates the cumulative return on Common Shares for the past five years, assuming $100 was invested on December 31, 2004. No dividends have been declared on the Common Shares. The Common Share performance as set out in the graph does not necessarily indicate future price performance. The Common Shares have been listed and posted for trading on the TSX under the symbol “EQN” since June 29, 2004.

Cumulative Total Shareholder Return

December 31, 2004 through December 31, 2009

Trend

The above graph shows an increase of 810% in the Company’s cumulative total return from 2004 to 2007 and, over that three year period, annual increases of 42%, 122% and 189%, respectively. The decrease of 75% in the cumulative total return from 2007 to 2008 was primarily as a result of the volatile market conditions experienced in 2008 and continuing in early 2009. As the market volatility reduced in 2009, the Company’s cumulative total return from 2008 to 2009 increased 201%. As at December 31, 2009, the Common Share price remained approximately 582% above its 2004 value.

In comparison to the Company’s increase in return of 810% from 2004 to 2007, the above graph shows an increase of 60% in the TSX’s cumulative total return and 58% in the ASX’s cumulative total return for the same period, with annual increases for the TSX of 16%, 20% and 14%, respectively, and for the ASX of 24%, 17% and 10%. respectively. For the period from 2007 to 2008, the TSX decreased 33% and the ASX decreased 43%. During the period 2008 to 2009, the TSX cumulative total return increased 35% and the ASX increased 33%, compared to the Company’s increase of 201%. As at December 31, 2009, in comparison to the Company’s 582% increase in return from its 2004 value, the TSX remained at 45% above its 2004 value and the ASX remained at 20% above its 2004 value.

Compared to the cumulative total return of the TSX and the ASX from 2004 to 2009, the Company’s cumulative total return out-performed both the TSX and the ASX by 537% and 562%, respectively.

Trend Compared to Executive Compensation

In light of the significant changes to the requirements, content and format for calculating total executive compensation made by the Canadian Securities Administrators over the last five years, the following comparison is the Company’s total shareholder return compared to executive base salaries for the years 2004 to 2007, and to total executive compensation for the years 2008 and 2009.

From 2004 to 2007, executive base salaries increased 100%, with annual increases of 21%, 18% and 40%, respectively, compared to the Company’s 810% increase in cumulative total shareholder return and over that three year period. From 2007 to 2008, executive base salaries increased 15% and from 2008 to 2009 decreased 3%, compared to the Company’s total shareholder return increase of 201%. As at December 31, 2009, the executive base salaries remained approximately 125% above the 2004 executive base salaries compared to the Company’s shareholder return at 582% above its 2004 value.

From 2008 to 2009, total executive compensation increased 44% compared to the Company’s total shareholder return increase of 201%.

Summary Compensation Table

The following table sets forth compensation information for the fiscal years ended December 31, 2008 and December 31, 2009, for the (a) President and Chief Executive Officer of the Company; (b) Vice President, Finance and Chief Financial Officer; and (c) three other most highly compensated executive officers of the Company who were serving as executive officers of the Company at the end of the fiscal year ended December 31, 2009 and whose total salary and bonus exceeded C$150,000 (collectively the “Named Executive Officers”).

In light of the significant changes to the requirements, content and format for executive compensation disclosure made by the Canadian Securities Administrators, and in accordance with these requirements, compensation has been reported only for the fiscal years 2008 and 2009 in the table below.

Name and Principal Position	Year	Salary(1) (US$)	RSU Based Awards(2) (US$)	Option Based Awards(3) (US$)	Non-Equity Annual Incentive Plan Compensation(4) (US$)	All Other Compensation(5) (US$)	Total Compensation (US$)
Craig Williams(6) President and Chief Executive Officer	2009 2008	402,359 432,617	504,357 n/a	605,302 340,500	328,929 265,248	58,415 62,808	1,899,362 1,101,173

Michael Klessens(2) Vice President, Finance and Chief Financial Officer	2009 2008	251,453 270,362	150,745 n/a	180,917 52,967	102,781 77,357	29,106 31,295	715,003 431,981

Harry Michael(6)(7) Vice President, Operations and Chief Operating Officer	2009 2008	684,308 735,815	0 n/a	0 128,633	0 0	106,597 0	790,905 882,448

Robert Rigo Vice President, Project Development	2009 2008	273,712 294,295	164,090 n/a	196,933 83,233	113,372 101,047	33,092 35,581	781,199 514,156

Ralph Gibson Vice President, Project Finance	2009 2008	233,261 250,803	111,874 n/a	134,263 30,267	76,277 61,509	26,142 28,108	581,817 370,687

(1)	Compensation is paid to the Named Executive Officers in Australian dollars. The average exchange rate for 2009 and 2008, as reported by the Bank of Canada, for the conversion of Australian dollars was A$1.00 equals $0.7854 ($1.00 equals A$1.1150) for 2009; $0.8445 ($1.00 equals A$1.1109) for 2008. The 2009 salaries of the Named Executive Officers remained unchanged from 2008 salaries in Australian dollars. The reported salary reduction between 2008 and 2009 is due to the 7% appreciation of the U.S. dollar average exchange rate against the Australian dollar over this period.
(2)	The RSU Plan was adopted by the Board on December 28, 2009 and therefore there were no grants for years prior to 2009. Based on the fair value of deferred share units granted, estimated using the 20 day volume-weighted average Common Share price immediately prior to the date of grant. See RSU Component above and RSU Plan below.
(3)	Based on the fair value of stock options granted, estimated using the Black-Scholes fair value option-pricing model in compliance with Canadian generally accepted accounting principles (“Canadian GAAP”). The key assumptions used are determined at each grant date, and an expected option life of six to eight years is assumed. This method is used to comply with Canadian GAAP. For all grants, no dividend yield and an expected option life of six to eight years is assumed. Risk -free rates and expected volatility rates used for individual grants were as follows:

Name	Grant Date	Number of Options Granted	Risk-free rate	Expected Stock Volatility
Craig Williams	December 19, 2008 December 19, 2009	450,000 307,260	1.92% 1.79% - 2.25%	70 70	% %

Michael Klessens	December 19, 2008 December 19, 2009	70,000 91,836	1.92% 1.79% - 2.25%	70 70	% %

Harry Michael	December 19, 2008 December 19, 2009	170,000 0	1.92% n/a	70 n/a	%

Robert Rigo	December 19, 2008 December 19, 2009	110,000 99,966	1.92% 1.79% - 2.25%	70 70	% %

Ralph Gibson	December 19, 2008 December 19, 2009	40,000 68,154	1.92% 1.79% - 2.25%	70 70	% %

(4)	Performance-based cash bonus payments. See “Short-Term Performance-Based Cash Bonus Component” above.
(5)	All Australian employees are entitled, immediately upon joining the Company’s work force, to superannuation benefits upon retirement under the Australian Government Superannuation Guarantee Levy. The Company contributes to an independent superannuation fund of the employee’s choice at a defined percentage of their wages and salaries. The commitment to contribute only exists during the employment of such employees. Each fund is an accumulation fund and benefits are paid based on defined contributions and earnings of the fund.
(6)	Mr. Williams is also a director of the Company. Mr. Michael was a director of the Company until July 2009. Directors who are also officers or employees of the Company receive no additional compensation as a result of their serving as a director of the Company.
(7)	Mr. Michael was based at the Lumwana Project on expatriate status terms. Mr. Michael resigned his directorship with the Company in July 2009 and resigned as Vice President, Operations and Chief Operating Officer on December 31, 2009. Mr. Michael was replaced by Mr. Colin Johnstone as Vice President, Operations and Chief Operating Officer effective January 4, 2010.

Employment Agreements

Following are the significant terms of each of the Company’s Named Executive Officers’ employment agreements, except for Mr. Michael who resigned effective December 31, 2009 and was replaced by Mr. Johnstone. The employment agreements are governed by and interpreted in accordance with the laws of the state of Western Australia.

All Australian employees, including the Chief Executive Officer, are entitled, immediately upon joining the Company’s work force, to superannuation benefits upon retirement under the Australian Government Superannuation Guarantee Levy. The Company contributes to an independent superannuation fund of the executive’s choice at a defined percentage of his or her wages and salaries. The commitment to contribute only exists during the employment of the executive. The executive’s superannuation fund is an accumulation fund and benefits paid are based on defined contributions and earnings of the fund.

Craig Williams

President and Chief Executive Officer

Mr. Williams’ employment agreement provides for employment for an indefinite term with the payment of a minimum base salary, which is currently $528,879 (A$589,149) per annum and which is reviewed annually by the CHR Committee and Board. Mr. Williams’ annual base salary for 2009 was $402,359 (A$512,304) and in December 2009, the CHR Committee determined it appropriate, based on the recommendation by Mercer to ensure that the total cash compensation is within +/- 15% of the median for the Company’s peer group, to increase the annual base salary of the Chief Executive Officer by 15%.

Mr. Williams’ employment agreement also provides that he is eligible to receive an annual cash bonus payment of up to a maximum of 100% of his annual base salary, subject to achieving certain KPIs and subject to the discretion of the CHR Committee and the Board. The 2009 KPIs for the Chief Executive Officer and his performance against such KPIs are described above under “Short-Term Performance-Based Bonus Component”. For 2009, the CHR Committee and the Board approved, based on the achievement of 75% of Mr. Williams’ KPIs, a cash bonus payment in the amount of $328,929 (A$418,808).

Mr. Williams is also entitled to participate in the Company’s Option Plan and RSU Plan, which plans are described in this Circular under “Option Plan” and “RSU Plan” and the grants under such plans to him are included in the executive compensation tables above. In December 2009, the CHR Committee and Board approved, based on the recommendations by Mercer, a grant of 307,260 options under the Option Plan and 147,966 RSUs under the RSU Plan.

In accordance with Australian employment law, Mr. Williams employment agreement also provides that the Company will make any contributions (currently at 9% of the executive’s ordinary time earnings up to the prescribed limits) which are sufficient for the Company to avoid a tax penalty or charge, pursuant to the Superannuation Guarantee (Administration) Act 1992 (Commonwealth of Australia) on behalf of Mr. Williams and to his account with a Complying Superannuation Fund.

Mr. Williams’ employment agreement includes provisions, in the event of termination and in the event of termination following a material change, requiring the payment of an amount equal to 24 months’ remuneration as at the date of termination in the event of termination without cause or an amount equal to 30 months in the event of termination following a material change. See “Termination and Material Change Benefits” below.

Michael Klessens

Vice President, Finance and Chief Financial Officer

Mr. Klessens’ employment agreement provides for employment for an indefinite term with the payment of a minimum base salary, which is currently $316,151 (A$352,179) per annum and which is reviewed annually by the CHR Committee and Board. Mr. Klessens’ annual base salary for 2009 was $251,453 (A$320,162) and in December 2009, the CHR Committee determined it appropriate, based on the recommendation by Mercer to ensure that the total cash compensation is within +/- 15% of the median for the Company’s peer group, to increase the annual base salary of the Chief Financial Officer by 10%.

Mr. Klessens’ employment agreement also provides that he is eligible to receive an annual cash bonus payment of up to a maximum of 50% of his annual base salary, subject to achieving certain KPIs and subject to the discretion of the CHR Committee and the Board. The 2009 KPIs for the Chief Financial Officer and his performance against such KPIs are described above under “Short-Term Performance-Based Bonus Component”. For 2009, the CHR Committee and the Board approved, based on the achievement of 75% of Mr. Klessens’ KPIs, a cash bonus payment in the amount of $102,781 (A$130,866).

Mr. Klessens is also entitled to participate in the Company’s Option Plan and RSU Plan, which plans are described in this Circular under “Option Plan” and “RSU Plan” and the grants under such plans to him are included in the executive compensation tables above. In December 2009, the CHR Committee and Board approved, based on the recommendations by Mercer, a grant of 91,836 options under the Option Plan and 44,225 RSUs under the RSU Plan.

In accordance with Australian employment law, Mr. Klessens’ employment agreement also provides that the Company will make any contributions (currently at 9% of the executives ordinary time earnings up to the prescribed limits) which are sufficient for the Company to avoid a tax penalty or charge, pursuant to the Superannuation Guarantee (Administration) Act 1992 (Commonwealth of Australia) on behalf of Mr. Klessens and to his account with a Complying Superannuation Fund.

Mr. Klessens’ employment agreement includes provisions, in the event of termination and in the event of termination following a material change, requiring the payment of an amount equal to 12 months’ remuneration as at the date of termination in the event of termination without cause or an amount equal to 24 months in the event of termination following a material change. See “Termination and Material Change Benefits” below.

Robert Rigo

Vice President, Project Development

Mr. Rigo’s employment agreement provides for employment for an indefinite term with the payment of a minimum base salary, which is currently $344,137 (A$383,354) per annum and which is reviewed annually by the CHR Committee and Board. Mr. Rigo’s annual base salary for 2009 was $273,712 (A$348,504) and in December 2009, the CHR Committee determined it appropriate, based on the recommendation by Mercer to ensure that the total cash compensation is within +/- 15% of the median for the Company’s peer group, to increase the annual base salary of Mr. Rigo by 10%.

Mr. Rigo’s employment agreement also provides that he is eligible to receive an annual cash bonus payment of up to a maximum of 50% of his annual base salary, subject to achieving certain KPIs and subject to the discretion of the CHR Committee and the Board. The 2009 KPIs for Mr. Rigo and his performance against such KPIs are described above under “Short-Term Performance-Based Bonus Component”. For 2009, the CHR Committee and the Board approved, based on the achievement of 75% of Mr. Rigo’s KPIs, a cash bonus payment in the amount of $113,372 (A$144,350).

Mr. Rigo is also entitled to participate in the Company’s Option Plan and RSU Plan, which plans are described in this Circular under “Option Plan” and “RSU Plan” and the grants under such plans to him are included in the executive compensation tables above. In December 2009, the CHR Committee and Board approved, based on the recommendations by Mercer, a grant of 99,966 options under the Option Plan and 48,140 RSUs under the RSU Plan.

In accordance with Australian employment law, Mr. Rigo’s employment agreement also provides that the Company will make any contributions (currently at 9% of the executive’s ordinary time earnings up to the prescribed limits) which are sufficient for the Company to avoid a tax penalty or charge, pursuant to the Superannuation Guarantee (Administration) Act 1992 (Commonwealth of Australia) on behalf of Mr. Rigo and to his account with a Complying Superannuation Fund.

Mr. Rigo’s employment agreement includes provisions, in the event of termination and in the event of termination following a material change, requiring the payment of an amount equal to 12 months’ remuneration as at the date of termination in the event of termination without cause or an amount equal to 24 months in the event of termination following a material change. See “Termination and Material Change Benefits” below.

Ralph Gibson

Vice President, Project Finance

Mr. Gibson’s employment agreement provides for employment for an indefinite term with the payment of a minimum base salary, which is currently $293,279 (A$326,700) per annum and which is reviewed annually by the CHR Committee and Board. Mr. Gibson’s annual base salary for 2009 was $233,261 (A$297,000) and in December 2009, the CHR Committee determined it appropriate, based on the recommendation by Mercer to ensure that the total cash compensation is within +/- 15% of the median for the Company’s peer group, to increase the annual base salary of Mr. Gibson by 10%.

Mr. Gibson’s employment agreement also provides that he is eligible to receive an annual cash bonus payment of up to a maximum of 40% of his annual base salary, subject to achieving certain KPIs and subject to the discretion of the CHR Committee and the Board. The 2009 KPIs for Mr. Gibson and his performance against such KPIs are described above under “Short-Term Performance-Based Bonus Component”. For 2009, the CHR Committee and the Board approved, based on the achievement of 75% of Mr. Gibson’s KPIs, a cash bonus payment in the amount of $76,277 (A$97,119).

Mr. Gibson is also entitled to participate in the Company’s Option Plan and RSU Plan, which plans are described in this Circular under “Option Plan” and “RSU Plan” and the grants under such plans to him are included in the executive compensation tables above. In December 2009, the CHR Committee and Board approved, based on the recommendations by Mercer, a grant of 68,154 options under the Option Plan and 32,821 RSUs under the RSU Plan.

In accordance with Australian employment law, Mr. Gibson’s employment agreement also provides that the Company will make any contributions (currently at 9% of the executive’s ordinary time earnings up to the prescribed limits) which are sufficient for the Company to avoid a tax penalty or charge, pursuant to the Superannuation Guarantee (Administration) Act 1992 (Commonwealth of Australia) on behalf of Mr. Gibson and to his account with a Complying Superannuation Fund.

Mr. Gibson’s employment agreement includes provisions, in the event of termination and in the event of termination following a material change, requiring the payment of an amount equal to 12 months’ remuneration as at the date of termination in the event of termination without cause or an amount equal to 24 months in the event of termination following a material change. See “Termination and Material Change Benefits” below.

Incentive Plan Awards

Option-Based and Share-Based Awards - Outstanding at Year End

The following table sets forth for each Named Executive Officer, the number of options and RSUs that were outstanding as at December 31, 2009 and includes the exercise price, expiration date and the value of such options and RSU as at December 31, 2009.

	Option Based				Share Based
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price(1) (C$)	Option Expiration Date	Value of Unexercised In-the- Money Options(2) (US$)	Number of RSUs that have not Vested (#)	Market or Payout Value of RSUs that have not Vested (#)
Craig Williams President and Chief Executive Officer	50,000 333,334 666,667 225,000 450,000 307,260	0.85 0.95 2.24 4.96 1.35 3.86	Sept. 22, 2015 Jan. 09, 2016 Mar. 30, 2017 Dec. 21, 2017 Dec. 19, 2018 Dec. 28, 2016	154,791 1,000,092 1,178,451 0 1,178,132 67,525	147,966	578,250

Michael Klessens Vice President, Finance and Chief Financial Officer	466,667 100,000 700,000 700,000 35,000 70,000 91,836	0.72 0.85 0.95 2.24 4.96 1.35 3.86	July 13, 2014 Sept. 22, 2015 Jan. 09, 2016 Mar. 30, 2017 Dec. 21, 2017 Dec. 19, 2018 Dec. 28, 2016	1,502,684 309,582 2,100,189 1,237,373 0 183,265 20,182	44,225	172,831

Harry Michael Vice President, Operations and Chief Operating Officer	85,000 170,000	4.96 1.35	Dec.21, 2017 Dec. 19, 2018	0 445,072	0	0

Robert Rigo Vice President, Project Development	700,000 100,000 700,000 700,000 55,000 110,000 99,966	0.72 0.85 0.95 2.24 4.96 1.35 3.86	July 13, 2014 Sept. 22, 2015 Jan. 09, 2016 Mar. 30, 2017 Dec. 21, 2017 Dec. 19, 2018 Dec. 28, 2016	2,254,025 309,582 2,100,189 1,237,373 0 287,988 21,969	48,140	188,131

Ralph Gibson Vice President, Project Finance	250,000 20,000 40,000 68,154	2.24 4.96 1.35 3.86	Mar. 30, 2017 Dec. 21, 2017 Dec. 19, 2018 Dec. 28, 2016	441,919 0 104,723 14,978	32,821	128,264

(1)	On December 31, 2009, the closing price of the Common Shares on the TSX was C$4.09. The exchange rate on December 31, 2009, as reported by the Bank of Canada noon rate, for the conversion of Canadian dollars was C$1.00 equals $0.9555 ($1.00 equals C$1.0466).
(2)	This amount is based on the difference between the market value of the Common Shares underlying the options at the end of the most recently completed financial year, and the exercise price of the option. The exchange rate on December 31, 2009, as reported by the Bank of Canada noon rate, for the conversion of Canadian dollars was C$1.00 equals $0.9555 ($1.00 equals C$1.0466).

Incentive Plan Awards – Value Vested during the Year

The following table sets forth for each Named Executive Officer the aggregate dollar value that such Named Executive Officer would have realized had he exercised all options that vested during 2009, on the date such options vested. The following table does not include any options that were already vested prior to 2009 or any options that remained unvested as at December 31, 2009. The following table also sets forth the dollar value received for any RSUs that vested during the year and the dollar value of the cash bonus that such Named Executive Officer earned during 2009.

Name	Option-based Awards(1) Value Vested During the Year (US$)	Share-based Awards(2) Value Vested During the Year ($)	Non-equity Incentive Plan Compensation(3) Value Earned During the Year (US$)
Craig Williams President and Chief Executive Officer	361,042	0	328,929

Michael Klessens Vice President, Finance and Chief Financial Officer	56,161	0	102,781

Harry Michael Vice President, Operations and Chief Operating Officer	136,392	0	0

Robert Rigo Vice President, Project Development	88,253	0	111,880

Ralph Gibson Vice President, Project Finance	32,092	0	76,277

(1)	All option-based awards are derived from options granted under the Option Plan. A description of the Option Plan and its terms is included below under Option Plan.
(2)	All share-based awards are derived from RSUs granted under the RSU Plan. A description of the RSU Plan and its terms is included below under RSU Plan.
(3)	All non-equity incentive plan compensation is derived from the annual cash bonus component of the Named Executive Officer’s compensation. A description of the annual cash bonus and how it is calculated is included above under Cash Bonus Component.

The number of options vesting to Named Executive Officers under the Option Plan during the most recently completed financial year is 1,753,336, of which 333,334 options were exercised by the Named Executive Officers during the most recently completed financial year.

Option Plan

The Company adopted the Option Plan on May 20, 2004 and it was subsequently amended and reapproved by the Board and Shareholders on May 10, 2007. Directors and employees (and their permitted assigns) of the Company (and any Company subsidiary) are eligible to participate in the Option Plan. The Option Plan is administered by the CHR Committee, which has full authority with respect to the granting of options thereunder.

As at March 15, 2010, the maximum number of options that may be granted under the Option Plan is 70,751,154 (representing 10% of the total number of Common Shares outstanding).

The total number of options that have been granted under the Option Plan since its adoption is 44,443,889, representing 6.3% of the total Common Shares outstanding, of which a total of 27,350,892 options (representing 3.9% of the total Common Shares outstanding), have been exercised, 1,086,911 options (representing 0.15% of the total Common Shares outstanding) have lapsed and 16,006,086 (representing 2.3% of the outstanding Common Shares) remain outstanding. Of the 16,006,086 outstanding unexercised options, options to purchase 12,536,665 Common Shares are fully vested while the rest remain unvested. As at March 15, 2010, there are a total of 54,745,068 options (representing 7.7% of the total Common Shares currently outstanding), that remain available for grant under the Option Plan.

Of the total number of options granted since the adoption of the Option Plan, a total of 2,378,324 options (representing 0.34% of the Common Shares outstanding) were granted in 2009 and 2,350,000 options (representing 0.33% of the Common Shares outstanding) were granted in 2008.

The maximum number of Common Shares authorized for issuance upon the exercise of all options granted under the Option Plan must not exceed 10% of the Common Shares issued and outstanding (on a non-diluted basis) at any time and from time to time. In addition, the Option Plan provides that:

(a)	the total number of Common Shares reserved for issuance to insiders of the Company (pursuant to outstanding options granted under the Option Plan together with the number of Common Shares reserved for issuance to such persons pursuant to any other security-based compensation arrangements of the Company) must not exceed 10% of the then outstanding Common Shares, as calculated immediately prior to the issuance in question;

(b)	the number of Common Shares issued to insiders of the Company (pursuant to outstanding options granted under the Option Plan together with the number of Common Shares issued to such persons pursuant to all other security-based compensation arrangements of the Company) within any one-year period must not exceed 10% of the then outstanding Common Shares;

(c)	no insider of the Company (and no affiliate of such insider) shall be granted options under the Option Plan that could result in the issuance, within any one-year period, of Common Shares exceeding 5% of the then outstanding Common Shares to such insider (and/or such insider’s affiliates); and

(d)	subject to the provisions of the Option Plan, at no time shall the number of Common Shares underlying options offered to participants pursuant to invitations issued to participants exceed 5% of the then outstanding Common Shares, when aggregated with (i) the number of Common Shares that would be issued were each outstanding option to acquire unissued Common Shares under the Option Plan exercised; and (ii) the number of Common Shares issued to participants during the previous five years pursuant to the Option Plan or any other security-based compensation arrangement of the Company (but excluding Common Shares issued as a result of offers made to persons outside of Australia and offers made to certain exempt investors under the Australian Corporations Act).

The CHR Committee has full authority with respect to the terms of options granted under the Option Plan but, subject to the earlier termination in the event of termination of employment or in the event of retirement, death or disability, the term of any such options cannot exceed 10 years. Currently, all options outstanding under the Option Plan that were granted prior to December 2009 have a term of 10 years from the date of grant and options that were granted in December 2009 and later have a term of seven years from the date of grant.

Subject to the automatic extension provision discussed below: (i) in the event that an option holder ceases to provide services to the Company, options granted to such holder under the Option Plan will expire 30 days later (unless the option holder is terminated for cause in which case the options expire immediately); (ii) in the event of death or disability of an option holder, options granted to such holder under the Option Plan will expire one year from the date of such death or disability; and (iii) upon the retirement of the option holder, options granted to such holder under the Option Plan will expire three years after the date of retirement. If the expiry date of an option granted under the Option Plan occurs during or within 10 business days after the expiry of a “blackout period”, then the Option Plan provides that the expiry date of such option shall be automatically extended for a period of 10 business days from the expiry of that blackout period.

The exercise price of options granted under the Option Plan is determined by the Board, but cannot be less than the average volume-weighted market price of the Common Shares sold through the TSX over the five trading days immediately preceding the date of grant. The Option Plan provides that the Company may provide financial assistance to eligible persons to purchase Common Shares or pay income taxes, subject to applicable law and rules and policies of any securities regulatory authority or stock exchange with jurisdiction over the Company or a trade in its securities. Any financial assistance so provided will be repayable with full recourse and the term of any such financing shall not exceed the term of the options to which the financial assistance applies.

Options granted under the Option Plan may be subject to vesting provisions, at the discretion of the CHR Committee. Unless otherwise determined by the CHR Committee, the Option Plan provides that one third of any options granted may be exercised during the period commencing 12 months after the date of grant, another third during the period commencing 24 months after the date of grant and the final third after 36 months from the date of grant.

In December 2009, as permitted under the terms of the Option Plan, the CHR Committee granted options with different vesting terms than the default vesting terms set out in the plan, pursuant to which options granted under the Option Plan on or after December 2009 will “cliff-vest” on the third anniversary of the date of grant (i.e. 100% of the options vest 36 months after the date of grant), subject to the Company meeting certain performance criteria. In particular, vesting is based on the achievement of performance goals over the performance period and ranges from 0% to 100% based on the Company’s total shareholder return (“TSR”) performance relative to the weighted average TSR performance of the Company’s peer group over that same three year period. Performance testing occurs on the third anniversary from the date of grant.

Upon testing, if the Company’s TSR measures, as compared to the simple average TSR of the peer group, is in the:

1st quartile	then	0% of options vest(1)
2nd quartile	then	33% of options vest
3rd quartile	then	66% of options vest
4th quartile	then	100% of options vest

(1)	In the event that the Company meets the first quartile, 67% of the options shall immediately be forfeited and retesting for the remaining 33% will occur following one year. If the Company meets the 2nd quartile or greater at the time of retesting then the reserved 33% of the options will vest. Subject to the two preceding sentences, any options which fail to vest as a result of testing will be immediately forfeited.

Notwithstanding the above vesting provisions, options granted under the Option Plan may be exercised at any time (a) during a take-over bid in respect of the Common Shares or (b) following a change of control of the Company.

Options granted under the Option Plan are not transferable or assignable other than by the prior written consent of the Board and subject to the rules of the relevant stock exchange. The Board may, at any time, subject to any applicable law or relevant stock exchange rules, terminate, add to or amend any of the provisions of the Option Plan, or amend the terms of any options granted under the Option Plan. However, the Board must obtain shareholder approval for any of the following amendments to the Option Plan or options granted under it: (a) increase the number of Common Shares issuable pursuant to the Option Plan; (b) make any amendments that would reduce the exercise price of an outstanding option (including a cancellation and reissue of an option constituting a reduction of the exercise price); (c) amend or delete Article 7 of the Option Plan to extend the term of any option granted under the Option Plan beyond the latest exercise date or allow for the latest exercise date to extend beyond 10 years from the date of grant; (d) extend the term of any option granted under the Option Plan that is held by an insider of the Company; (e) amend or delete the relevant sections of the Option Plan so that the insider participation limits are exceeded or removed; (f) expand the definition of “Employee” or “Eligible Person” in the Option Plan; or (g) amend the Option Plan to provide for other types of compensation through equity issuances; or (h) amend the amending provision in the Option Plan to grant additional powers to the Board to amend the Option Plan or any entitlements granted pursuant to the Option Plan. With respect to items (b) (to the extent the reduction in exercise price of an outstanding option benefits an insider), (d) and (e), the votes of Common Shares held directly or indirectly by insiders of the Company benefiting directly or indirectly from the amendment will be excluded.

Amendments which can be made by the Board without shareholder approval include amendments related to (a) housekeeping changes (such as a change to correct an immaterial inconsistency or clerical omission or a change to update routine administrative provisions such as contact information); (b) a change in the termination provisions for the Option Plan or for an option as long as the change does not permit the Company to grant an option with an expiry date of more than 10 years or extend an outstanding option’s expiry date; (c) certain changes to provisions on the transferability of options, namely, a transfer from an option holder to his or her family member, an entity controlled by the option holder or a family member, a charity, or for estate planning or estate settlement purposes, and (d) a change deemed necessary or desirable to comply with applicable law or regulatory requirements.

Copies of the Option Plan can be obtained by contacting the Corporate Secretary. See also “Special Business – Amended and Restated Long-Term Incentive Plan” above.

RSU Plan

The Company adopted the RSU Plan on December 28, 2009, under which employees of the Company and its subsidiaries are eligible to participate and to receive RSUs, which RSUs give the participant the right to receive, upon vesting of the RSU, a cash payment in the amount of the fair market value of such RSUs. Under no circumstances will Common Shares be issued under the RSU Plan.

The RSU Plan is administered by the CHR Committee, which has full authority with respect to the granting of RSUs thereunder. The Board may, at any time, terminate, add to or amend any of the provisions of the RSU Plan, or amend the terms of any RSU granted under the RSU Plan. The Board may, in its discretion, subsequent to the date of grant of an RSU, waive any term or condition or determine that it has been satisfied.

The Board will designate at the time of the RSU grant an expiry date; however, the expiry of such RSUs can be no later than the third anniversary of the end of the fiscal year in respect of which the RSU grant was made. Unless otherwise determined by the Board at any time, if the employment with the Company of a participant terminates for any reason other than disability, death or retirement or termination without cause, any unvested RSUs will be forfeited and terminated effective the termination date. Unless otherwise determined by the Board at any time, if the employment with the Company of a participant terminates by reason of disability, death, retirement or termination without cause, all RSUs granted to such participant, which are not vested, will become vested and the expiry date for such RSUs will become the earlier of (a) 120 days from the termination date; and (b) the expiry date otherwise relating to such RSUs. Notwithstanding the foregoing, should the termination of a participant’s employment by reasons of disability or retirement be pursuant to a decision or election by the participant, then the 120-day delay will be decreased to 5 days.

Under the terms of the RSU Plan, the Company may grant RSUs to participants by first determining an amount of incentive bonus compensation in respect of services rendered by a participant during a fiscal year and then determining that such incentive bonus compensation will be granted to a participant in the form of RSUs. The number of RSUs awarded to a participant will be determined by dividing the amount of the bonus by the Fair Market Value of a Common Share on the date of grant. Fair Market Value with respect to a Common Share means the weighted average of the prices at which the Common Shares traded on the applicable stock exchange for the 20 days immediately preceding the grant date.

The Board will designate at the time of the RSU grant, the date(s), terms and conditions with respect to the vesting of such RSU, provided that (a) the vesting conditions shall be based on the participant’s continued employment without regard to the satisfaction of any performance criteria; and (b) the vesting date for each RSU grant can be no later than the date which is 15 days prior to the expiry date for such RSUs. Unless otherwise determined by the Board to be earlier, the vesting date for each RSU grant will be the third anniversary of the date of grant, provided that, if the date is subsequent to the date which is 15 days prior to the expiry date for the RSU in question, the vesting date will then be the date that is 15 days prior to the expiry date for the RSU. The Board may, in its discretion, subsequent to the date of grant of an RSU permit the vesting of all or any portion of an RSU then outstanding. In the event of a material change, all RSUs which are not vested as of such time will immediately become vested and be paid out in accordance with the terms of the RSU Plan. Cash payments to employees for vested RSU will be made within 15 days following the vesting date of such RSUs.

Termination and Material Change Benefits

Each of the Named Executive Officers have termination and material change benefits provided for in their employment agreements. The terms of each of the Named Executive Officer’s employment agreements are included in this Circular under “Employment Agreements”.

Termination Circumstances

The provisions relating to termination in each of the Named Executive Officer’s employment agreements provide that the employment agreement and the Named Executive Officer’s employment may be terminated, at any time, in the following manner and in the following circumstances:

(a)	by the Named Executive Officer, by providing two months written notice of resignation to the Company, or such shorter period of notice as may be agreed in writing by the Company;

(b)	by the Company by giving the executive (i) in the case of the Chief Executive Officer, 24 months notice in writing or paying the executive in lieu thereof or (ii) in the case of the other Named Executive Officers (excluding the Chief Executive Officer) 12 months notice in writing or paying the executive in lieu thereof;

(c)	by the Company for redundancy or because of a material change, whereby material change means (i) there is a material diminution of the responsibilities or powers assigned to the executive; or (ii) there is a material reduction in the executive’s remuneration; or (iii) the executive is required by the Company to permanently relocated to a location more than 50 kilometres from the Company’s office in Perth; or

(d)	by the Company by giving notice of dismissal with immediate effect to the executive as a result of: (i) serious misconduct by the executive; (ii) willful neglect in the discharge of the executive’s duties; (iii) serious or persistent breach of the provisions of the employment agreement; (iv) the executive being charged with a criminal offence or civil penalty order which in the reasonable opinion of the Board brings the Company or any related body corporate into disrepute; (v) the executive becoming bankrupt or insolvent or making an arrangement with his creditors generally; or (vi) in the case of the executive being a director, becoming ineligible to hold office as a director of the Company.

Incremental Payments upon Termination

In the event the executive’s employment is terminated pursuant to the provisions set out above under paragraphs (a), (b) or (d), there are no payments owing by the Company to the executive other than the remuneration owing during the applicable notice period and/or up to the termination date.

In the event the Named Executive Officer’s employment is terminated pursuant to the provisions set out above under (c), the Named Executive Officer will be entitled to the following incremental remuneration upon termination, as follows:

(a)	In the case of the Chief Executive Officer, 30 months remuneration (which remuneration includes salary, superannuation and bonus); or

(b)	In the case of the other Named Executive Officers (excluding the Chief Executive Officer), 24 months remuneration (which remuneration includes salary, superannuation and bonus).

Other Terms

A Named Executive Officer is not required to mitigate the amount of any payments or the entitlement to any benefits provided for above by seeking other employment nor will any payment or benefit provided for above be reduced by any compensation or remuneration and/or benefits earned by the Named Executive Officer as a result of employment by another employer or the rendering of services after the date of termination.

The Named Executive Officers’ employment agreements include standard provisions with respect to non-compete, non-solicitation, non-disparagement and confidentiality.

Estimated Incremental Payments and Benefits Assuming Termination Triggered on December 31, 2009

Pursuant to paragraph (c) above under “Termination Circumstance”, the estimated incremental payment amounts that the Company could be obligated to pay to the Named Executive Officer and the benefits that would be awarded to the executive in the event of termination as a result of redundancy or material change are set out in the table below for each Named Executive Officer, except for Mr. Michael. Mr. Michael was the Vice President, Operations and Chief Operating Officer until December 31, 2009, the effective date of his resignation. As Mr. Michael resigned his office, there were no incremental payments payable by the Company to Mr. Michael.

Named Executive Officer	Remuneration(1)(2) (US$)	Options(3) (US$)	RSUs(3) (US$)	Total Gross Payment to the NEO(1) (US$)
Craig Williams President and Chief Executive Officer	2,882,392	3,578,990	578,250	7,039,632

Michael Klessens Vice President and Chief Financial Officer	1,033,813	5,353,275	172,831	6,559,919

Robert Rigo Vice President, Project Development	1,125,328	6,211,125	188,131	7,524,583

Ralph Gibson Vice President, Project Finance	895,086	561,619	128,264	1,584,970

(1)	The exchange rate on December 31 2009, as reported by the Bank of Canada, for the conversion of Australian dollars was A$1.00 equals $0.8977 ($1.00 equals A$1.1140).
(2)	Remuneration includes base salary, compulsory superannuation benefits and 100% of any bonus applicable to each executive. The payment, amount and frequency of such bonus is entirely at the discretion of the Company, however, on termination 100% of the bonus is due.
(3)	The vesting provisions of Options and RSUs are only accelerated and immediately vested upon a material change and/or change of control. Amounts calculated based on the closing market price of C$4.09 per Common Share on the TSX on December 31, 2009. The exchange rate on December 31, 2008, as reported by the Bank of Canada, for the conversion of Canadian dollars was C$1.00 equals $0.9555 ($1.00 equals C$1.0466).

DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives and Components

The Company periodically reviews director compensation arrangements to ensure they are competitive in light of the time commitments required from directors and align directors’ interests with those of Shareholders. Director’s compensation is paid only to non-executive directors.

Directors who are not employees of the Company are compensated for their services as directors through a combination of fees and equity-based awards. Non-executive directors are eligible to participate in the Option Plan and required to participate in the Deferred Share Unit Plan (the “DSU Plan”) and are entitled to be reimbursed for expenses incurred by them in their capacity as directors. Directors who are also officers or employees of the Company receive no additional compensation as a result of their serving as directors of the Company, but are entitled to be reimbursed for expenses incurred by them in their capacity as directors.

Fee Component

For the year ended December 31, 2009, the compensation earned by the non-executive directors was composed of (a) annual retainers for the Chairman of the Board and Board members; and (b) annual retainers for committee chairs.

Each non-executive director (other than the Chairman of the Board) is paid an annual base retainer of C$150,000, at least C$75,000 of which must be received in the form of deferred share units (“DSUs”) . The Chairman of the Board receives an annual base retainer of C$300,000, at least C$150,000 of which must be received in the form of DSUs. In addition to his annual base retainer, a non-executive director (other than the Chairman of the Board) that serves as a chair of any committee of the Board is also entitled to an annual retainer for serving in such capacity. The Chairman of the Board is not entitled to receive any additional fees should he chair any Board committee. The Audit Committee Chair receives an annual retainer of C$25,000, the CGN Committee Chair receives an annual retainer of

C$10,000 and the HSES Committee Chair receives an annual retainer of C$15,000. Each director’s annual base retainer is paid on a quarterly basis. Each committee chair’s annual retainer for acting in such capacity is paid on a quarterly basis with the annual base retainer.

The following table sets out the structure of non-executive director compensation for the 2009 financial year.

Name	Board Retainer (C$)	Committee Chair Retainer (C$)	Total (C$)	Portion of Fees Taken in DSUs

Peter Tomsett	300,000	n/a	300,000	100%

David McAusland	150,000	10,000	160,000	100%

David Mosher	150,000	15,000	165,000	100%

Jim Pantelidis	150,000	15,000	165,000	50%

Brian Penny	150,000	25,000	175,000	67%

Total	900,000	65,000	965,000	—

DSU Component

The Company adopted the DSU Plan in June 2007 to create a greater alignment of interests of directors and the Shareholders. Each director of the Company is required to participate in the DSU Plan by electing to receive all or a portion, which portion must be 50% or greater, of their annual remuneration in the form of DSUs.

The DSU Plan is administered by the CHR Committee, which has full and complete authority to interpret the DSU Plan and to make such other determinations as it deems necessary or desirable for the administration of the DSU Plan. The DSU Plan may be amended or terminated at any time by the Board, except as to the rights already accrued by directors.

Under the terms of the DSU Plan, a DSU account is established and maintained for each director and each quarter the appropriate number of DSUs are credited to the applicable director’s account. The number of DSUs credited to a director’s account is determined by dividing (i) the director’s quarterly remuneration for the applicable quarter by (ii) the market value on the conversation date. The market value is the volume-weighted average of the closing market price of a Common Share on the TSX for the five trading days prior to the date on which at least one board lot of Common Shares were traded.

Each DSU has the same value as one Common Share. On an annual basis, each director may elect to have the DSU-component of her annual remuneration (excluding meeting fees) comprise anywhere from a minimum of 50% up to a maximum of 100% of such director’s total annual compensation. DSUs vest immediately and are redeemable in cash on the date the director ceases to be a director of the Company.

Summary Compensation Table

The following table sets out the amounts or value of compensation earned by the non-executive directors of the Company’s most recently completed financial year.(1)

Name	Fees Earned(2) (US$)	Share-based Awards(2)(3) (US$)	Option-based Awards ($)	Total(2) (US$)

Peter Tomsett	—	262,710	—	262,710

David McAusland	—	140,112	—	140,112

David Mosher	—	130,260	—	130,260

Jim Pantelidis	72,245	70,603	—	142,848

Brian Penny	51,081	102,166	—	153,247

(1)	Mr. Williams and Mr. Michael were each Named Executive Officers and directors of the Company in 2009. Their compensation is described in the Summary Compensation table for Named Executive Officers in this Circular. Mr. Michael was a director of the Company until July 2009.
(2)	Directors’ fees were earned or awarded throughout the year. Therefore, the average exchange rate for 2009, as reported by the Bank of Canada, for the conversion of Canadian dollars was C$1.00 equals $0.8757 ($1.00 equals C$1.1420).
(3)	Share-based awards paid to directors are in the form of DSUs.

Incentive Plan Awards

Option-Based and Share-Based Awards - Outstanding at Year End

The following table sets forth for each non-executive director, the number of options-based and share-based awards that were outstanding as at December 31, 2009 and includes the exercise price, expiration date and the value of such awards as at December 31, 2009.

	Option Based				Share Based
Name	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price(1) (C$)	Option Expiration Date	Value of Unexercised In-the- Money Options(2) (US$)	Number of DSUs that have not Vested (#)	Market or Payout Value of DSUs that have not Vested (#)
Peter Tomsett	1,000,000	3.33	July 01, 2017	726,180	261,698	1,022,715

David McAusland	250,000	4.66	May 7, 2018	0	106,718	417,053

David Mosher	100,000	0.72	July 13, 2014	322,004	106,488	416,156
	150,000	0.85	Sept. 22, 2015	464,373
	400,000	0.95	Jan. 09, 2016	1,200,108

Jim Pantelidis	250,000	4.66	May 7, 2018	0	52,265	204,251

Brian Penny	100,000	0.72	July 13, 2014	322,004	106,061	414,486
	150,000	0.85	Sept. 22, 2015	464,373
	600,000	0.95	Jan. 09, 2016	1,800,162

Incentive Plan Awards – Value Vested during the Year

The following table sets forth for each non-executive director the aggregate dollar value that such director would have realized had he exercised all options that vested during 2009, on the date such options vested. The following table does not include any options that were already vested prior to 2009 or any options that remained unvested as at December 31, 2009. The following table also sets forth the dollar value received for any DSUs that vested during the year.

Name	Option-based Awards(1) Value Vested During the Year ($)	Share-based Awards(2) Value Vested During the Year ($)	Non-equity Incentive Plan Compensation(3) Value Earned During the Year ($)

Peter Tomsett	0	0	n/a

David McAusland	0	0	n/a

David Mosher	0	0	n/a

Jim Pantelidis	0	0	n/a

Brian Penny	0	0	n/a

(1)	All option-based awards are derived from options granted under the Option Plan. A description of the Option Plan and its terms is included above under “Option Plan”.
(2)	Board members do not participate in any non-equity incentive plan compensation.
(3)	Directors do not participate in the short-term performance-based cash bonus program.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information as at December 31, 2009

The following table provides an aggregate summary of all equity compensation plans previously approved by Shareholders as at December 31, 2009. The Company does not have any equity compensation plans not previously approved by the Shareholders.

Plan Category	# of Common Shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	# of Common Shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column of this table)
Equity Compensation plans approved by securityholders Option Plan	16,006,086	$2.00	54,745,068

Equity compensation plans not approved by securityholders.	n/a	n/a	n/a

CORPORATE GOVERNANCE PRACTICES

The Company recognizes that good corporate governance plays an important role in its overall success and in enhancing shareholder value and, accordingly, has adopted certain corporate governance practices which are reflective of its commitment to good corporate governance and of the recommended corporate governance guidelines by the Canadian securities regulatory authorities, the TSX and the ASX Corporate Governance Counsel, and which take into consideration corporate governance guidelines recommended by various shareholder activist groups including, RiskMetrics Group and Canadian Coalition for Good Governance, among others. This disclosure has been prepared by the CGN Committee and has been approved by the Company’s Board.

Board of Directors

Directors’ Independence

An “independent director” is a director who has no direct or indirect material relationship with the Company. A “material relationship” is a relationship which could, in the view of the Board, be reasonably expected to interfere with the exercise of such director’s independent judgment. The independence of each director is based on the definition of “independence” contained in National Instrument 58-101 – Disclosure of Corporate Governance Practices of the Canadian Securities Administrators and the independence of each member of the Audit Committee is based on the definition of “independence” in NI 52-101. In addition, to determine independence, the Board considers the factual circumstances of each director in the context of the corporate governance guidelines contained in National Policy 58-201 – Corporate Governance Guidelines of the Canadian Securities Administrators (“NP 58-201”).

The Board is composed of six directors of which five, being Mr. Tomsett, Mr. McAusland, Mr. Mosher, Mr. Pantelidis and Mr. Penny, are independent. Mr. Williams, by virtue of his management position in the Company, has a material relationship with the Company and is therefore not independent. As five of the six directors are independent, a majority of the Board is independent.

The Board’s mandate provides that a majority of the Board be independent. If, at any time, less than one-half of the directors are independent, the independent directors of the Board will appoint a new independent director and, to the extent necessary, will consider additional procedures to facilitate the Board’s exercise of independent judgment in carrying out its responsibilities prior to the appointment of a new independent director. If a director holds a material interest in a transaction or agreement under consideration at a Board meeting, that director is required to promptly disclose his interest, is not permitted to be present at the time that the Board deliberates such transaction or agreement and must abstain from voting on the matter.

At least annually, the Board, with the assistance of the CGN Committee, evaluates the independence of each director and the independence of each Audit Committee member. The Board also annually reviews its ability to act independently of management in fulfilling its duties. A majority of the directors are members of boards of other public companies. The public companies on whose boards the directors sit are described in the directors’ biographies under “Director Nominees” in this Circular.

Chairman’s Independence

Mr. Tomsett, an independent director, is the Chairman of the Board and is primarily responsible for establishing the agenda for Board meetings and for supervising the conduct of such meetings. The Board considers this appointment to be appropriate and beneficial to the Board because of Mr. Tomsett’s independence and extensive knowledge of the Company’s business and affairs.

The Board’s mandate provides that the position of the Chairman of the Board must be independent, unless the Board determines that it is inappropriate to require such independence. If the Board determines that it would be inappropriate to require the Chairman of the Board to be independent, then the independent directors are required to select from among their number a director who will act as “Lead Director” and who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. In addition, the Board’s mandate also provides that the positions of Chairman and Chief Executive Officer may not be exercised by the same individual.

Independent Meetings

In order to facilitate open and candid discussion among its independent directors, independent meetings are scheduled following every regularly scheduled Board and committee meeting during which the independent directors meet in the absence of the non-independent directors and management. The independent sessions are presided over by the Chairman of the Board or committee, as applicable. The Board’s mandate provides that each director should be in a position to effectively review and constructively challenge the performance and recommendations of management, evaluate the performance of the Company and exercise independent judgment. While independent meetings are scheduled following every regularly scheduled Board and committee meeting, the independent directors, in their discretion, determine at that time whether an independent meeting is necessary.

In addition, the Board and every committee may, without prior approval of management engage outside counsel, consultants or advisors to assist in fulfilling their responsibilities. The compensation paid to such counsel, consultants or advisors is determined by the Board but paid for by the Company.

Since the beginning of the 2009 fiscal year, the Board held nine independent meetings, the Audit Committee held six independent meetings the CHR Committee held five independent meetings, the CGN Committee held one independent meeting and the HSES Committee held one independent meeting, at which the non-independent directors and management were not present.

Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and any committee on which he is a member. In addition, directors are expected to have read and considered the Board materials sent to them in advance of meetings and to actively discuss such materials at the meetings.

During the fiscal year ended December 31, 2009, the Board held 12 meetings, the Audit Committee held 5 meetings, the CHR Committee held 6 meetings, the CGN Committee held 3 meetings, and the HSES Committee held 4 meetings. The following table provides information as to the record of attendance of the current directors of the Company at these meetings.

		Committees
	Board	Audit	CHR	CGN	HSES

Total Number of Meetings in 2009	12	5	6	3	4

Peter Tomsett	12	5	6	3	4

David McAusland	12	n/a	6	3	4

David Mosher	12	n/a	n/a	3	4

Jim Pantelidis	12	5	6	n/a	n/a

Brian Penny	11	5	6	n/a	n/a

Craig Williams	12	n/a	n/a	n/a	n/a

Note: “n/a” indicates that the director is not a member of that particular committee or was not a director at the time.

The Board generally has quarterly scheduled meetings in each financial year of the Company. Additional Board meetings will be held depending on opportunities or issues to be dealt with by the Company from time to time. The rules and regulations relating to the calling and holding of, and proceedings at, meetings of the Board are established by the CBCA and the by-laws and resolutions of the Company. The Corporate Secretary, her designee or any other person the Board requests, acts as secretary at Board meetings. Minutes of Board meetings are recorded and maintained by the Corporate Secretary and subsequently presented to the Board for adoption.

Board Mandate

The Board’s mandate, which is set out in its Charter of Expectations of Directors, is to: (a) supervise the management and affairs of the Company; (b) directly or indirectly through its committees and the Chairman of the Board provide direction to senior management; (c) pursue the best interests of the Company generally through the Chief Executive Officer; and (d) shall assume responsibility for:

(i)	Strategic planning - working closely with management to review, refine and achieve progress under the Company’s strategic, operational and capital plans;

(ii)	Risk management - working with management to identify and reassess from time to time the principal risks of the Company, whether actual or potential, affecting the Company and monitoring management’s implementation of systems designed to manage such risks;

(iii)	Human resources - satisfying itself of the integrity of management and reviewing executive compensation and succession plans;

(iv)	Corporate governance - adopting an approach to corporate governance, evaluating director independence, adopting a code of business conduct and ethics and receiving reports on compliance and regularly reviewing its mandate;

(v)	Communication - adopting a communications/disclosure policy and monitoring shareholder feedback;

(vi)	Health, Safety, Environmental and Sustainability - adopting health, safety, environmental and sustainability policies, monitoring management’s implementation of such policies and reviewing related disclosure;

(vii)	Director development - reviewing the Company’s director orientation and continuing education and development of the Board members;

(viii)	Director evaluation - conducting annual evaluations of the Board, each individual director and each committee and ensuring self and peer evaluations are part of this annual evaluation; and

(ix)	Other - performing such other functions as prescribed by law or assigned to the Board in the Company’s governing documents.

The Charter of Expectations of Directors is attached to this Circular as Schedule 1 and can be found on the Company’s website at www.equinoxminerals.com. The Board of Directors may, from time to time, permit departures from the terms of this charter, either prospectively or retrospectively, and no provision contained in any charter is intended to give rise to civil liability to securityholders of the Company (or any other party) or to any other liability whatsoever.

At least annually, the Board reviews and assesses the adequacy of the Board’s mandate and charter of expectations of directors to ensure such mandate and charter remain adequate and sufficient and to ensure compliance with any rules or regulations promulgated by any regulatory body and to approve any modifications as considered advisable.

Position Descriptions

The Board has developed and annually reviews position descriptions for each of the Chairman of the Board, the Chair of each Board committee, the Chief Executive Officer, the Chief Financial Officer, all other Named Executive Officers, and all other executive officers of the Company. The Chairman of the Board and the committee chairs position descriptions are summarized below. The Chief Executive Officer’s position description can be found under “Executive Compensation” in this Circular.

In addition, the Board annually approves the corporate goals and objectives as well as personal goals and objectives to which each of the aforementioned management positions are held accountable for achieving. It is the Board’s expectation that members of management will carry out their duties and discharge their responsibilities with professionalism and integrity, with a view to achieving the Company’s objectives and enhancing shareholder value.

Chairman of the Board

The Chairman of the Board’s position description provides that he is responsible for: (a) providing leadership to foster effectiveness of the Board; (b) ensuring there is an effective relationship between the Board and management; (c) ensuring that the appropriate committee structure is in place and assisting the CGN Committee in making recommendations for appointments to such committees; (d) preparing agendas for Board meetings; (e) ensuring directors receive the information required for the proper performance of their duties, including information relevant to each meeting of the Board; (f) chairing Board and shareholder meetings; (g) together with the CGN Committee, ensuring an appropriate system is in place to evaluate the Board; (h) consulting with the CGN Committee on Board candidates; (i) working with the Chief Executive Officer to ensure that the Board is provided with the resources required to permit it to carry out its responsibilities and bringing to the attention of the Chief Executive Officer any issues that are preventing the Board from being able to carry out its responsibilities; and (j) providing additional services as required by the Board.

Committee Chairs

The position description of a committee chair provides that a committee chair is principally responsible for: (a) overseeing the operations and affairs of his particular committee; (b) providing leadership to foster the effectiveness of the committee; (c) ensuring there is an effective relationship between the Board and committee; (d) ensuring the appropriate mandate for the committee is in effect and assisting the CGN Committee in recommending any necessary changes thereto; (e) preparing the agenda for committee meetings; (f) ensuring all committee members receive the information required for the proper performance of their duties including information relevant to each committee meeting; (g) chairing committee meetings; (h) together with the CGN Committee, ensuring there is a proper system in place to evaluate the performance of committee members; (i) working with the Chief Executive Officer to ensure that the committee is provided with the resources required to permit it to carry out its responsibilities and bringing to the attention of the Chief Executive Officer any issues that are preventing the committee from being able to carry out its responsibilities; and (j) providing additional services as required by the Board and the committee.

Orientation and Continuing Education

Orientation Procedures

The Company has in place initial orientation procedures for new directors as well as continuing familiarization procedures for existing directors. Each new director is required to meet with other Board members, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and other members of senior management, as appropriate, upon first becoming a director of the Company. All new directors as well as existing directors are required to visit the Company’s operational facilities and other office locations and to meet with local management at such locations. Each new director receives a presentation from the Chief Executive Officer and Chief Financial Officer on the business and operations of the Company, its strategic plans, current budget and financial condition. Each new director is provided with a reference guide of materials upon becoming a director and such reference guide is updated as necessary. Such reference guide includes the Company’s governing documents, Board, committee and corporate policies, code of business conduct and ethics, Board and committees charters, as well as other information about the Company.

Continuing Education Program

The Company also makes available to directors support for continuing education programs and actively encourages their participation in such programs. At least annually, the Board reviews its orientation and continuing education programs to ensure their continued appropriateness.

Ethical Business Conduct

Code of Business Conduct and Ethics

The Board has adopted and has agreed to be bound by a code of business conduct and ethics (the “Code”), which was designed to deter wrongdoing and to promote (i) honest and ethical conducts; (ii) full, fair, accurate, timely and understandable disclosure; (iii) avoidance of conflicts of interest; (iv) compliance with applicable laws, rules and regulations; (v) prompt internal reporting to appropriate persons of violations of the Code; (vi) accountability for adherence to the Code; and (vii) a culture of honesty, integrity and accountability.

The Code also provides guidance to directors, officers and employees, to help them address and resolve ethical issues and provides mechanisms to report unethical conduct. The Code addresses certain key areas, including: competitive practices; fair dealing with all Company stakeholders, financial markets, government and general public; relationships with Company shareholders and financial community; public relations; compliance with laws, rules and regulations; government relations; employee health and safety; environmental responsibility; harassment; employee relations; substance abuse; sexual harassment; workplace violence; conflicts of interest; employment of family members; gifts and entertainment; outside activities; insider trading; protection and use of Company assets; confidentiality; employee privacy and private information; corporate record keeping; financial reporting and records;

quality of public disclosure; compliance with the Code and reporting of unethical behaviour; non-retaliation policy for reporting; whistleblowing policy and waivers of the Code. The Code is reviewed at least annually by the CGN Committee and Board.

Copies of Code

The Code is provided to every director, officer and employee upon joining the Company, and at least annually thereafter. A copy of the Code can be found on the Company’s website www.equinoxminerals.com and on www.sedar.com.

Compliance

The Company expects all directors, officers and employees to comply with the Code and all directors, officers and employees are required to sign applicable certificates of acknowledgement and compliance with the Code at least annually. The CGN Committee is responsible to monitoring compliance with the Code and for assessing the continuing adequacy of the Code and periodically recommending any changes required or deemed appropriate. The Audit Committee must be kept advised of all financial related issues or concerns. The CGN Committee reports to the Board quarterly on any issues or areas of concern with respect to compliance with the Code.

Management monitors compliance with the Code and provides for a confidential reporting process of any possible violations to the Chief Financial Officer or the Chairman of the CGN Committee. Management meets regularly to discuss compliance with the Code and reports any issues or matters of concern to the CGN Committee, who in turn reports to the Board. In 2009, the Company retained an Internal Auditor to assist an external consultant, Ernst & Young LLP, in accessing the adequacy and effectiveness of the Company’s internal and disclosure controls, including compliance with the Company’s policies. The Code requires that any material violations or waivers granted under the Code must be publicly reported. To date, there have been no material violations of the Code and no waivers requested or granted.

Other Methods of Promoting Culture of Ethical Conduct

In addition to the Code, the Company actively promotes ethical behaviour in all its business activities. Employees are encouraged to speak to their managers or other appropriate personnel at any time if there is any doubt about the right course of action in a particular situation. In addition to the various internal operational and human resources policies adopted by the Company, two corporate-wide policies, in addition to the Code, have been adopted by the Company to provide guidance and outline methods to assist employees in reporting or seeking clarification on the right course of action in a particular situation, being the Whistleblowing Policy and the Disclosure Policy.

Whistleblowing Policy

The Company has adopted a whistleblowing policy (the “Whistleblowing Policy”), which provides a procedural framework for the confidential, anonymous submission of concerns regarding “whistleblower incidents” by directors, officers and employees of the Company. A whistleblower incident is defined in the Whistleblowing Policy as a concern relating to the Company’s accounting, internal accounting controls or auditing matters (as such, whistleblower incidents are not intended to include matters such as routine grievances on the Company’s operational matters, harassment or discrimination, which matters are included as part of other internal operational and human resources policies and procedures). The full text of the Whistleblowing Policy can be found on the Company’s website at www.equinoxminerals.com.

The Audit Committee, with the assistance of the Corporate Secretary, is responsible for administering the Whistleblowing Policy. Issues and concerns regarding an alleged whistleblower incident may be reported to the Chair of the Audit Committee or any other member of the Audit Committee.

The Whistleblowing Policy requires officers and employees of the Company to immediately communicate whistleblower incidents as they become aware of any such incidents. All reported whistleblower incidents shall be treated in a confidential manner and an individual that reports such an incident shall be provided the opportunity to remain anonymous. In addition, the policy prohibits any act of retaliation against any individual who reports a violation in good faith.

Disclosure Policy

The Company has adopted a disclosure policy (the “Disclosure Policy”) which provides a procedural framework and guidance with respect to disclosure principles, public disclosure, confidentiality, Company spokespersons, appropriate management of information and dealing with outside parties. . The primary goal of the Disclosure Policy is to promote appropriate and consistent disclosure practices aimed at seeking to ensure that the Company complies with its continuous disclosure obligations and to avoid inadvertent or unauthorized disclosure of material information and inadvertent insider trading on material information that has not been generally disclosed to the public.

The Company has established a Disclosure Committee composed of the following four members of management: the Chief Executive Officer; the Chief Financial Officer; the Vice President, Investor Relations; and the Vice President, Corporate Affairs and Corporate Secretary. The Disclosure Committee is responsible for overseeing the Company’s Disclosure Policy. In particular, the Disclosure Committee endeavours to ensure that the Company’s communications are in compliance with applicable laws, timely, factual, accurate, complete and broadly disseminated and equally accessible to the Company’s shareholders, market participants, customers, suppliers, financiers, creditors, other stakeholders and the wider public. In addition, where necessary, the Disclosure Committee also endeavours to file all such communications with the securities regulators in accordance with applicable securities laws.

The Disclosure Policy applies to any form of written communication, and where possible, any form of oral communication by or on behalf of or relating to the Company. The policy covers disclosure documents filed with the Canadian and Australian securities regulators and written statements made in the Company’s annual and quarterly reports, press releases, letters to shareholders, presentations by senior management and information contained on the Company’s website and other electronic communications. The Disclosure Policy also applies to oral statements made in group and individual meetings, telephone conversations with employees or members of the investment community, interviews with the media, speeches, industry conferences, new conferences, conference calls and dealings with the general public.

Under the Disclosure Policy, the Disclosure Committee is responsible for administering the Company’s regularly scheduled “blackout periods”, during which time directors, officers and employees of the Company with knowledge of material confidential information about the Company, counterparties in negotiations with the Company involving potential material transaction, and financial and other professional advisors, are all prohibited from trading in securities of the Company (and, if applicable, in securities of such counterparties) until the material information has been fully disclosed and a reasonable period of time has passed for the information to be widely disseminated. The blackout period commences on the 15th day of the month following the end of the quarter or year end through to the second business day after the public release disclosing quarterly results. The Disclosure Committee or the Board may, from time to time, impose additional blackout periods or provide exemptions if appropriate and permitted by law.

In addition, to avoid the potential for selective disclosure, the Disclosure Policy provides for the observation of a regularly scheduled “quiet period” commencing one week prior to the planned release date for disclosing the financial results for that financial period through to the issuance of a press release disclosing the financial results for that financial period. During the quiet period, the Company’s management is required to reduce the level of discussions or other forums for communication with members of the investment community in respect of forward-looking statements, as well as any developments in the Company’s business or market for its securities subsequent to the commencement of the quiet period, and will not initiate any such discussions or communications unless so authorized by the Disclosure Committee or the Board. As well, during the quiet period, the Company restricts discussions by its employees with such persons to general and publicly disclosed information concerning the Company, including its historical financial results.

The Disclosure Policy is reviewed periodically by the CGN Committee and any suggested amendments thereto are brought to the Board for consideration and, if deemed appropriate, approval.

Insider Trading Policy

The Company has adopted an insider trading policy (the “Insider Trading Policy”) which prohibits directors, officers and other insiders of the Company from trading in securities of the Company while the Company has undisclosed material information and provides a procedural framework and guidance with respect to the handling of corporate information, trading in the Company’s securities and required reporting for certain insiders. The Company understands the seriousness of issues surrounding insider trading and in an effort to ensure that its directors, officers, employees and others avoid the risk of violating securities laws in connection with the handling of corporate information and to prevent inadvertent violations of the restrictions on insider trading, the Company adopted certain restrictions and guidelines in its Insider Trading Policy.

The Insider Trading Policy is administered by the Disclosure Committee, which is responsible for: (a) administering the Insider Trading Policy and monitoring and enforcing compliance with all Insider Trading Policy provisions and procedures; (b) responding to all inquiries relating to the Insider Trading Policy and its procedures; (c) designating and announcing special trading blackout periods during which all employees, or certain selected employees, may not trade in the Company’s securities; (d) providing copies of the Insider Trading Policy and other appropriate materials to all current and new directors, officers and employees, and such other persons who the Disclosure Committee determines have access to material non-public information concerning the Company; (e) assisting in the preparation and filing of all reports required by the regulatory authorities relating to insider trading in the Company’s securities; (f) proposing revisions to the Insider Trading Policy as necessary to reflect changes in federal, provincial or state insider trading laws and regulations; and (g) maintaining as Company records originals or copies of all documents required by the provisions of the Insider Trading Policy or the procedures set forth therein, and copies of all reports required by the regulatory authorities relating to insider trading.

The Insider Trading Policy applies to all directors, officers and employees of the Company; all affiliates, associates, spouses, children and other relatives living at the same residence as the aforementioned Company directors, officers and employees; anyone who engages in any business or professional activity with the Company and any director, officer or employee of such person or company; and “tippees” (people who receive confidential information from any of the above-noted persons or companies or other “tippees”) (collectively the “Insiders”)

The Insider Trading Policy restricts trading by Insiders in the Company’s securities during periods where there is material information that has not yet been disclosed to the public and during any blackout period (whether regular or special). The policy also prohibits “tipping” (communicating non-public material information unless in the ordinary course of business); short selling; standing orders and requires Insiders to pre-notify the Disclosure Committee prior to trading. The policy also sets out guidelines for Insiders that are required under applicable securities legislation to file insider trading reports and provides a calendar of regular blackout periods for all insiders’ reference and information.

The Insider Trading Policy is reviewed periodically by the CGN Committee and any suggested amendments thereto are brought to the Board for consideration and, if deemed appropriate, approval.

Nomination of Directors

Nomination Process

The CGN Committee is responsible for identifying and presenting to the Board any new candidates for board nomination. The CGN Committee is authorized to retain any search firm or advisor it deems appropriate to assist with identifying director candidates and has utilized the facilities of internationally recognized recruitment consultants to assist in the identification of new nominees. New nominees must have a track record in general business management or special expertise in an area of strategic interest to the Company and the ability to devote the time required.

The CGN Committee periodically reviews the composition, size and anticipated needs of the Board in light of the following Board and director characteristics: independence, diversity, age, skills, experience and availability of service. In addition, the CGN Committee utilizes a matrix of Board competencies, skills, experience and education measured against Company and industry requirements in order to maintain a well-balance Board. The matrix rates each director’s competencies, skills, experience and education in each of the Company and industry requirements identified to determine whether the Board has an appropriate balance and/or where the Board has any shortfalls. If any shortfalls are identified, the Board may seek an additional Board member with the required competencies, skills, experience and education required to ensure a well balanced Board. In seeking additional Board members, the Board and/or the CGN Committee may retain the services of an internationally recognized recruitment consultant to assist with its identification of new qualified or desirable Board candidates.

CGN Committee and Independence

The CGN Committee is composed entirely of independent directors. The CGN Committee has three members: Mr. McAusland (Chairman of the CGN Committee ); Mr. Mosher and Mr. Tomsett. The CGN Committee has adopted a charter which sets out the responsibility, powers and operation of the committee and which is summarized below. The full text of the CGN Charter can be found on the Company’s website at www.equinoxminerals.com. The Board may, from time to time, permit departures from the terms of this charter, either prospectively or retrospectively, and no provision contained in this charter is intended to give rise to civil liability to securityholders of the Company (or any other party) or to any other liability whatsoever.

CGN Committee Responsibilities

The CGN Committee was established by the Board for the purposes of assisting the Board in the Company’s overall governance matters and assumes responsibility for:

(i)	Governance – developing the Company’s approach to governance; developing and recommending to the Board, administering and monitoring compliance with, the corporate governance procedures, charters and policies of the Company, including overseeing the Code; recommending procedures to permit the Board to meet on a regular basis without management or non-independent directors being present; monitoring significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; ensuring the existence of appropriate corporate disclosure policies; assessing the competencies, skills, independence and performance of existing directors; regularly reviewing the effectiveness, size and composition of the Board; ensuring sufficient orientation and continuing education programs are in place; and conducting periodic reviews of the relationship between management and the Board, with a view to ensuring effective communication and the provision of information to the Board in a timely manner.

(ii)	Board Nomination – making recommendations to the Board with respect to the identification and selection of individuals qualified to become Board members and recommending to the Board director nominees for election at the next annual shareholders’ meeting; maintaining Board succession plans to ensure directors have the appropriate skills and experience required to provide sufficient oversight and direction to management in achieving the Company’s business plans and objectives.

(iii)	Disclosure – Reviewing and approving corporate governance disclosure before the Company publicly discloses this information.

CGN Committee Operation and Powers

The CGN Committee’s charter requires that the committee must be composed of a majority of independent directors and must have a minimum of three members, which members are to be appointed annually, following the annual shareholders’ meeting. The CGN Committee must meet at least two times per year and following each meeting, there must be an independent meeting. The quorum for any meeting is a majority of members. The chairman of the CGN Committee is responsible for reporting to the Board the committee’s findings and recommendations at the next Board meeting; and must report annually to the Board on the CGN Committee’s activities throughout the year. The CGN Committee must assess its charter annually to ensure continued appropriateness. The CGN Committee has the authority to engage such independent counsel and other advisors as it deems appropriate.

Compensation

Process for Determining Compensation

The CHR Committee is responsible for determining the compensation of the Company’s directors and officers. The CHR Committee is authorized to retain any compensation advisor or consultant it deems appropriate in order to assist the CHR Committee in determining appropriate compensation for the Company’s directors and officers. The CHR Committee verifies the appropriateness of existing remuneration levels by obtaining executive compensation data from third-party providers of compensation data in the Company’s sector. During 2009, the CHR Committee retained a human resources consulting company to provide advice regarding the compensation of the Company’s executive officers and in the year prior, received advice on director compensation in addition to executive compensation. See “Compensation Discussion and Analysis” in this Circular.

In conjunction with the services of an external human resources consultant, the CHR Committee and Board utilize a formal job evaluation process which is used extensively internationally. The job evaluation process examines an integration of the following factors: (i) the knowledge required to do the job; (ii) the kind of thinking and analytical skills required to solve the problems which the job commonly faces; (iii) the responsibilities and accountabilities assigned to the job; and (iv) the work environment in which the work is performed.

All director and executive officer appointments and remuneration matters are decided by the full Board, in accordance with the Company’s mandate and after considering the recommendations of the CHR Committee, with the overall objective of ensuring maximum shareholder value and long-term corporate growth and success through the retention of a high quality Board and executive team.

To assist in achieving its objectives of maximizing shareholder value and the Company’s long-term grown and success, the CHR Committee compares each executive officer’s remuneration against the performance of such executive officer. In addition, the committee evaluate the Chief Executive Officer’s performance in light of certain corporate goals and objectives that have been reviewed and approved by the CHR Committee.

CHR Committee and Independence

The CHR Committee is composed entirely of independent directors. The CHR Committee has four members: Mr. Pantelidis (Chairman of the CHR Committee ); Mr. McAusland, Mr. Penny and Mr. Tomsett. The CHR Committee has adopted a charter which sets out the responsibility, powers and operation of the committee and which is summarized below. The full text of the CHR Committee charter can be found on the Company’s website at www.equinoxminerals.com. The Board may, from time to time, permit departures from the terms of this charter, either prospectively or retrospectively, and no provision contained in this charter is intended to give rise to civil liability to securityholders of the Company (or any other party) or to any other liability whatsoever.

CHR Committee Responsibilities

The CHR Committee was established by the Board for the purposes of overseeing compensation and human resources matters and assumes responsibility for:

(i)

Compensation – developing an overall compensation philosophy for the Company; making recommendations to the Board with respect to appropriate remuneration policies for directors and officers; making recommendations and regularly reviewing each compensation plan and each incentive plan; ensuring that incentive compensation plans are designed to pay for performance; making recommendations with respect to the Company’s equity-based incentive plans and other employee benefit programs; regularly reviewing director and executive compensation packages to ensure continued appropriateness while continuing to attract and retain qualified directors and executives; reviewing any cash-bonus programs to ensure such programs remain appropriate and pay on a pay-for-performance basis; ensuring that director and executive compensation programs are designed to link rewards to corporate and individual performance and align directors’ and executives’ interests with those of the Company’s shareholders; approving any new, and annually reviewing any existing, employment contracts; reviewing termination policies and benefits; and reviewing health benefit, pension and post-retirement plans.

(ii)	Performance – annually reviewing and approving corporate goals and objectives as well as key performance indicators for executive officers; evaluating the performance of the executive officers against such corporate goals and key performance indicators; making recommendations to the Board with respect to the compensation levels of such executives based on its evaluation of such executives’ performance; and evaluating the compensation levels and packages of such executives against the compensation levels and packages of executives of comparable mining companies.

(iii)	Succession Planning – Reviewing and approving succession plans for management and ensuring that management has taken appropriate action with respect to such succession plans; and ensuring that such succession plans for executive management remains current and appropriate and recommending amendments to the Board as required or desirable.

(iv)	Disclosure – reviewing and approving any compensation information or any information with respect to the CHR Committee’s activities and responsibilities disclosed in any public document or regulatory filing.

CHR Committee Operation and Powers

The CHR Committee’s charter requires that the committee must be composed of a majority of independent directors and must have a minimum of three members, which members are to be appointed annually, following the annual shareholders’ meeting. The CHR Committee must meet at least two times per year and following each meeting, there must be an independent meeting. The quorum for any meeting is a majority of members. The chairman of the CHR Committee is responsible for reporting to the Board the committee’s findings and recommendations at the next Board meeting; and must report annually to the Board on the CHR Committee’s activities throughout the year. The CHR Committee must assess its charter annually to ensure continued appropriateness. The CHR Committee has the authority to engage such independent counsel and other advisors as it deems appropriate.

Compensation Consultants Retained

During 2009, the Company retained an independent compensation consultant to assist in the assessment of executive management’s compensation. Mercer was engaged by the CHR Committee in 2009 to conduct a competitive compensation review for the Named Executive Officers, among other members of senior management. This involved the Toronto, New York and Sydney offices of Mercer to ensure insight into the ongoing trends in both Canada and Australia. Mercer’s analysis consisted of (i) reviewing the then current compensation programs for the Named Executive Officers; (ii) developing a comparator group of companies; (iii) market analysis of the Company’s pay levels (including base salary, bonus and long-term incentives) relative to the Comparator group companies’ publicly disclosed compensation data; (iv) reviewing general market practices regarding short and long-term compensation plans; and (iv) providing advice on performance hurdles for the long-term incentive plan. See “Executive Compensation” in this Circular.

Mercer made recommendations to the CHR Committee with respect to base salaries for Named Executive Officers in 2010; short-term cash bonus entitlements for 2009; short-term cash bonus target levels and entitlements for 2010; long-term incentive allocations for 2010 including a recommended mix between performance based equity incentives and time-vested equity incentives. Mercer’s recommendations for each component are described under Executive Compensation under the applicable compensation component in this Circular.

For various advisory services throughout the 2009 year, the Company paid a total of $59,386 in fees to Mercer. In 2008, the Company retained an independent compensation consultant to assist with recommendations to the CHR Committee with respect to base salaries for executive officers; short-term cash bonus entitlements; and long-term incentive allocations.

Other Board Committees

In addition to the CGN Committee and CHR Committee described above, the Board has the Audit Committee and the HSES Committee.

Audit Committee

Audit Committee and Independence

The Audit Committee is composed entirely of independent directors. The Audit Committee has three members: Mr. Penny (Chairman of the Audit Committee); Mr. Pantelidis and Mr. Tomsett. The Audit Committee has adopted a charter which sets out the responsibility, powers and operation of the committee and which is summarized below. The full text of the Audit Committee charter can be found on the Company’s website at www.equinoxminerals.com.

For further disclosure with respect to the Audit Committee, as required under NI 52-110 and Form 52-110F1, please refer to the Company’s Annual Information Form dated March 15, 2010, under the section entitled “Audit Committee Disclosure”. The Board may, from time to time, permit departures from the terms of this charter, either prospectively or retrospectively, and no provision contained in this charter is intended to give rise to civil liability to securityholders of the Company (or any other party) or to any other liability whatsoever.

Audit Committee Responsibilities

The Audit Committee was established by the Board for the purposes of overseeing the accounting and financial reporting practices of the Company, the audits of the Company’s financial statements, review of the Company’s systems of internal controls and risk management and assumes responsibility for:

(i)	Financial reports – overseeing the integrity of the Company’ financial statements and financial disclosures and the independence of the external auditors; reporting annually to shareholders, in the Company’s annual information form, on the carrying out of its responsibilities under its charter and other matters as required; reviewing and recommending to the Board the annual and interim financial statements of the Company; the external auditors’ reports thereon, and related management’s discussion and analysis; discussing the financial statements and the external auditors’ review or audit of such statements, independently, independently with management and independently with the external auditors; reviewing accounting policies; and reviewing any other financial disclosure.

(ii)	External auditors – overseeing the evaluation of the work of the external auditors; recommending the external auditors to be nominated for the purpose of preparing or issuing an auditor’s report and recommending the external auditors remuneration; ensuring the external auditors report directly to the Audit Committee; resolving any disagreements between management and the external auditors; annually reviewing and recommending to the Board the audit plan; ensuring the independence of the external auditors; evaluating the performance and qualifications of the lead partner of the external auditor; pre-approving all non-audit services; reviewing the Company’s hiring policies with respect to partners, employees and former employees of the external auditor; and reviewing the appointment of key financial employees and/or board nominees.

(iii)	Internal controls – requiring management to implement, maintain and evaluate appropriate systems of internal controls; at least annually reviewing the effectiveness of such internal controls, the adequacy of procedures in place for the review of the Company’s public disclosure and for the timely analysis of information to the Audit Committee; reviewing the Company’s fraud prevention and detection programs in place; the responsibilities, budget and staffing of the finance department and of the internal audit department.

(iv)	Risk management – establishing and reviewing the Company’s system of risk oversight and management, ensuring the Company’s risk management system is designed to identify, assess, monitor and manage risks that could have a material impact on the Company and to identify material changes to the Company’s risk profile; reviewing management’s reports on legal or compliance matters; establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and reviewing and approving any disclosure with respect to the Audit Committee and its activities and responsibilities.

Audit Committee Operation and Powers

The Audit Committee’s charter requires that the committee must be composed entirely of independent directors, all of whom must have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and level of complexity of the issues that can reasonably be expected to be raised by the Company’s financial statements, and at least one of whom must be a qualified accountant or other finance professional with experience in financial and accounting matters, and must have a minimum of three members, which members are to be appointed annually, following the annual shareholders’ meeting. Audit Committee members may not sit on the audit committee’s of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. The Audit Committee must meet at least four times per year and following each meeting, there must be an independent meeting. The quorum for any meeting is a majority of members. The chairman of the Audit Committee is responsible for reporting to the Board the committee’s findings and recommendations at the next Board meeting. The Audit Committee must assess its charter annually to ensure continued appropriateness. The Audit Committee has the authority to engage such independent counsel and other advisors as it deems appropriate.

HSES Committee

HSES Committee and Independence

The HSES Committee is composed entirely of independent directors. The HSES Committee has three members: Mr. Mosher (Chairman of the HSES Committee); Mr. McAusland and Mr. Tomsett. The HSES Committee has adopted a charter which sets out the responsibility, powers and operation of the committee and which is summarized below. The full text of the HSES Committee charter can be found on the Company’s website at www.equinoxminerals.com. The Board may, from time to time, permit departures from the terms of this charter, either prospectively or retrospectively, and no provision contained in this charter is intended to give rise to civil liability to securityholders of the Company (or any other party) or to any other liability whatsoever.

HSES Committee Responsibilities

The HSES Committee was established by the Board for the purposes of supporting the Board in discharging its responsibilities in connection with issues relating to the environment, workplace health and safety, and the development of sustainable business and industrial activities with community and stakeholder relations and assumes responsibility for:

(i)	Reviewing and monitoring the sustainability, environmental, safety and health policies and activities of the Company to ensure the Company is in compliance with appropriate laws and legislation and encouraging, assisting, supporting and counselling management in developing short and long term policies and standards that ensure that the principles set out in the sustainability, environmental, health and safety policies are being adhered to and achieved;

(ii)	Reviewing monthly and annual sustainability, environmental, health and safety reports;

(iii)	Regularly reviewing community, environmental, health and safety response compliance issues and incidents to determine whether the Company is taking all necessary action in respect of those matters and that the Company has been duly diligent in carrying out its responsibilities and activities in that regard;

(iv)	Ensuring that principal areas of community, environmental, health and safety risk and impacts are identified and that sufficient resources are allocated to address such risks;

(v)	Ensuring that the Company monitors trends and reviews current and emerging issues in the field of sustainability, environment, health and safety and evaluates their impact on the Company;

(vi)	Ensuring that the Company’s directors are kept advised of their duties and responsibilities related to the scope of this Committee;

(vii)	Making periodic visits, as individual members or as the Committee as a whole to corporate locations in order to become familiar with the nature of the operations, and to review relevant objectives, procedures and performance with respect to sustainability, environment, health and safety;

(viii)	Investigating, or causing to be investigated, any extraordinary negative sustainability, environment, health and safety performance where appropriate;

(ix)	Reviewing and making recommendations to the Board with respect to environmental aspects of acquisitions and dispositions with material environmental implications;

(x)	Providing oversight and guidance with respect to managing relationships with local governments and community relations; and

(xi)	Exercising such other powers and performing such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified in this Charter and as may from time to time be delegated to the HSES Committee by the Board.

HSES Committee Operation and Powers

The HSES Committee’s charter requires that the committee must be composed of a majority of independent directors and must have a minimum of three members, which members are to be appointed annually, following the annual shareholders’ meeting. The HSES Committee must meet at least four times per year and following each meeting, there must be an independent meeting. The quorum for any meeting is a majority of members. The chairman of the HSES Committee is responsible for reporting to the Board the committee’s findings and recommendations at the next Board meeting; and must report annually to the Board on the HSES Committee’s activities throughout the year. The HSES Committee must assess its charter annually to ensure continued appropriateness. The HSES Committee has the authority to engage such independent counsel and other advisors as it deems appropriate.

Assessments

The Board has adopted a board evaluation policy (the “Board Evaluation Policy”) which provides for a formalized method by which the directors are assessed annually. Such assessments include a peer review process and evaluate the Board as a whole, the committees of the Board and the individual directors. The purpose of the Board Evaluation Policy is to assist the Board with: assessing the overall performance of the Board and measuring the contributions made by the Board members, both collectively and individually; assessing the overall performance of the committees of the Board; assessing the overall performance of the Chairman of the Board; evaluating the mechanisms in place for the Board to operate effectively and make decisions in the best interests of the Company; and determining the appropriateness of the Board’s composition.

The assessment considers, in the case of the Board or a committee, its mandate and/or charter, and in the case of an individual director, the applicable position descriptions (if any) and/or the Charter of the Board, as well as the competencies and skills each director is expected to bring to the Board. Each director is requested to provide his opinion on Board structure, resources and functioning; the Chairman’s overall performance; the structure, resources and functioning of each committee; a self-assessment as both a member of the Board as well as a member of any committee on which the director sits; an assessment of individual director independence and an evaluation of the directors peers / other members of the Board.

The process in place to assess directors includes the completion by each director of an annual, comprehensive and detailed, evaluation questionnaire and a series of individual interviews with each director. After the questionnaires are completed and returned for the purposes of compiling the results, the consolidated results are provided to the Chairman of the CGN Committee. The Chairman of the CGN Committee then discusses the results with the Chairman of the Board and both the Chair of the CGN Committee and the Chairman of the Board then prepare a report to the Board. Following delivery of the results of the Board evaluation, the Chairman of the Board initiates a series of individual interviews with the Board members to review, in a direct and candid manner, their views on the results. At the same time, the Chairman discusses with the Board member their views on their own contributions to, and the health and dynamics within the Board. The Chairman shall, to the extent any important problems or issues are identified, consider and recommend (with the advice of the Chair of the CGN Committee as may be appropriate) corrective action or practices.

Equity Ownership Requirements

Equity Ownership Policy

The Board believes that equity ownership by directors, the Chief Executive Officer and Vice Presidents of the Company focuses the attention of such directors, Chief Executive Officer and Vice Presidents on the long-term interests of the Company and its shareholders and therefore, the Board adopted an equity ownership policy (the “Equity Ownership Policy”) to ensure that the directors’, Chief Executive Officer’s and Vice Presidents’ interests are directly linked to the interests of the Shareholders. The Equity Ownership Policy is reviewed annually by the CGN Committee to ensure its continued appropriateness and applies to all directors, the Chief Executive Officer and all Vice Presidents of the Company. The objective of the Equity Ownership Policy is to ensure that each member of the Board, the Chief Executive Officer and each Vice President acquires and holds a meaningful equity ownership interest in the Company within a reasonable period following their election to the Board and appointment to the office of the Chief Executive Officer or Vice President, respectively.

Equity Ownership Requirements

The Equity Ownership Policy requires that each Director, the Chief Executive Officer and each Vice President, during the term of his or her office, hold qualifying equity with an aggregate market value equal to at least, in the case of directors and Vice Presidents, two times his or her annual remuneration (as defined in the policy), and in the case of the Chief Executive Officer, three times his annual remuneration. In addition to Common Shares, DSUs and RSUs are counted towards compliance with the equity ownership requirements; however, stock options are not counted. Aggregate market value is calculated within 30 days following year-end, or at such other times as deemed necessary in the sole discretion of the Board, by multiplying the average monthly closing market price of a Common Share trading on the TSX for the three months immediately prior to the date the aggregate market value is being calculated by the total number of shares and DSUs held by the director or total number of shares and RSUs held by the Chief Executive Officer or Vice President. Upon first meeting the respective Equity Ownership Requirement, such Director, Chief Executive Officer or Vice President shall be deemed to have met the requirement and no further equity valuation shall be required unless such Director’s, Chief Executive Officer’s or Vice President’s respective Annual Remuneration has been increased or unless such Director, Chief Executive Officer or Vice President has sold his or her shares or his or her share units have been reduced due to redemption and receipt of payment for such share units.

Each Director, Chief Executive Officer and Vice President of the Company shall comply with this Equity Ownership Policy by no later than five (5) years from the later of: (i) the date of their election or appointment to the Board, or date of hire with the Company, respectively; or (ii) the date of the Board’s adoption of this Equity Ownership Policy.

As noted in the Director Compensation section of this Circular, the Company has in place a DSU Plan under which directors are required to participate and required to receive a minimum of 50% of their annual remuneration in DSUs. Such DSUs are included in the calculation of the equity held by each director. The current equity holdings of each director is included under both the Director Nominee section of this Circular as well as the Director Compensation section of this Circular.

Summary of Director Compliance with Equity Requirements

As at the date of this Circular, using the monthly average closing market price for the three months ended March 15, 2010, two directors are currently in compliance with the share ownership requirements. As noted above, this policy was put in place in March 2010.

Director	Annual Remuneration(1)		Shares Held	DSUs/RSUs Held	Value of Equity Held(2)		Requirement		Meets Requirement(3)
Peter Tomsett	C$	300,000	50,000	280,604	C$	1,243,071	C$	600,000	Yes

David McAusland	C$	150,000	0	116,570	C$	438,303	C$	300,000	Yes

David Mosher	C$	150,000	0	116,648	C$	438,596	C$	300,000	Yes

Jim Pantelidis	C$	150,000	10,000	57,345	C$	253,217	C$	300,000	Yes

Brian Penny	C$	150,000	0	113,245	C$	425,801	C$	300,000	Yes

Craig Williams(4)	C$	642,173	1,675,960	147,966	C$	6,857,962	C$	1,926,519	Yes

Total	C$	1,542,173	1,735,960	832,378	C$	9,656,950	C$	3,726,519	Yes

(1)	For all directors listed above, except Mr. Williams, Annual Remuneration includes annual board retainer. For Mr. Williams, Annual Remuneration includes base salary.
(2)	Average closing market price of a Common Share on the TSX for the three months ended March 15, 2010 was C$3.76
(3)	Pursuant to the Equity Ownership Plan which was adopted by the Board on March 10, 2010, the current directors have up to five years from March 10, 2010 to comply with the Director Equity Ownership Requirements.
(4)	Mr. Williams does not receive DSUs, which are granted only to independent directors. The number of share units listed under the DSU column above for Mr. Williams are for RSUs held by him.

Shareholder Feedback

Inquiries from shareholders of the Company are referred initially to the Vice President, Investor Relations or the Chief Financial Officer, who are responsible for shareholder communications. The Company communicates regularly with shareholders and other interested in the Company through periodic press releases announcing business developments, the release of quarterly and annual financial results, continuous disclosure materials under applicable securities laws and by responding to specific inquiries. Shareholders can contact the Company by phone in Canada at 416-865-3393 or in Australia 61-8-9322 -3318 or by email at equinox@equinoxminerals.com.

APPLICATION OF CANADIAN CORPORATE AND SECURITIES LAWS

The following description of Canadian laws applicable to the Company and its Shareholders is included herein to satisfy requirements of the ASX and is not required from a TSX or Canadian securities law disclosure standpoint.

Place of Incorporation

The Company is a company incorporated in Canada under the CBCA. The registered office of the Company is situated in the City of Toronto in the province of Ontario, Canada.

Chapters 6, 6A, 6B and 6C of the Australian Corporations Act

The Company is not subject to Chapters 6, 6A, 6B and 6C of the Corporations Act 2001 (Commonwealth of Australia).

Summary of Canadian Legal Requirements Respecting the Acquisition of Securities of Equinox

Applicable Canadian laws, like their Australian equivalent, are very technical. Accordingly, Shareholders should consult their own Canadian legal advisors with respect to Canadian legal requirement matters, rather than relying upon this general summary.

In general, subject to compliance with applicable Canadian securities laws, a holder of shares in the capital of a company incorporated under the CBCA is entitled to transfer his, her or its shares to anyone else upon compliance with the provisions of the CBCA and the articles and by-laws of the Company. Where a corporation is offering its shares to the public, the articles of the corporation may not include restrictions on the transfer of shares.

Canadian securities laws impose certain limitations on the acquisition of securities. The issuance to the public and trading of securities in Canada is regulated at the provincial/territorial level by securities legislation administered by the relevant provincial or territorial securities commission.

Take-over bids are regulated primarily by provincial or territorial securities legislation and, to a limited extent, the corporate statutes under which the target company is incorporated. Under provincial or territorial securities regulations, an offer to acquire shares of an issuer or “control person” of that issuer may constitute a take-over bid. Under the Securities Act (Ontario), a “control person” is generally defined as any person, company or combination of persons or companies whose holdings represent a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to materially affect the control of that issuer. A holding of more than 20% of the voting rights attached to all outstanding voting securities of an issuer, in the absence of evidence to the contrary, is deemed to materially affect control of the issuer. Any offer to acquire outstanding voting or equity securities of a class, where such securities together with the offer’s securities constitute in the aggregate 20% or more of the outstanding securities of that class will constitute a take-over bid.

Unless an exemption from formal take-over bid requirements under applicable securities legislation can be obtained, persons or companies seeking to make a take-over bid must comply with detailed rules governing bids prescribed by applicable provincial or territorial securities laws. For example, under the Securities Act (Ontario), exempt bids include a bid that satisfies all of the following conditions: (a) the bid is for not more than 5% of the outstanding securities of a class of securities of the target company; (b) the aggregate number of securities acquired by the offeror and any parties acting jointly or in concert with the offeror during any 12-month period, does not exceed 5% of the outstanding securities of that class at the beginning of the 12-month period; (c) there is a published market for the class of securities that are the subject of the bid; and (d) the value of the consideration paid for any of the securities acquired is not in excess of the market price of the securities at the date of acquisition.

Reporting by Substantial Shareholders and Insiders

Under the insider reporting and trading rules of applicable Canadian securities legislation, reporting obligations and trading restrictions are placed on substantial shareholders. An “insider” generally includes: (a) a director or officer of a reporting issuer; (b) a director or officer of a person or company that is itself an insider or subsidiary of a reporting issuer; (c) any person or company who beneficially owns, or controls or directs, directly or indirectly, securities of a reporting issuer carrying more than 10% of the voting rights attached to all of the issuer’s outstanding voting securities.

Shareholders who become insiders must file an “Insider Profile” in the prescribed form under National Instrument 55-102 – System for Electronic Disclosure by Insiders of the Canadian Securities Administrators. A further insider report must be filed within ten days of any change in the ownership or control or direction over securities of the Company of that insider. Insider reports must be filed electronically on SEDI at www.sedi.ca.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on SEDAR at www.sedar.com. The Company’s financial information can be found in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year, which is also included in the fiscal 2009 Annual Report. Copies of the Annual Information Form, Annual Report, annual financial statements and management’s discussion and analysis and interim financial statements and management’s discussion and analysis may be obtained, without charge, by writing to the Corporate Secretary of the Company, at its head office at 155 University Avenue, Suite 1701, Toronto, Ontario, M5H 3B7, Canada. Additional copies of this Circular are also available upon request. All of the above documents can be found on the Company’s website at www.equinoxminerals.com or on SEDAR at www.sedar.com.

Shareholder Proposal Deadline

Any person entitled to vote at the annual meeting of shareholders of the Company to be held in 2011 who wishes to submit a proposal for consideration at that meeting must submit such proposal to the Company by no later than February 5, 2011.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

Management of the Company knows of no matters to come before the Meeting other than as set forth in the Notice and as described in this Circular. However, if other matters which are not now known to management on the date hereof should properly come before the Meeting, the accompanying proxy will be voted on such matters in accordance with the best judgment of the persons voting all proxies returned.

The undersigned hereby certifies that the contents and the mailing of this Circular have been approved by the Board of Directors.

DATED at Toronto this day 15th day of March, 2010.

BY ORDER OF THE BOARD

Sonya Stark
Vice President, Corporate Affairs and Corporate Secretary

SCHEDULE 1

BOARD OF DIRECTORS CHARTER

1.0	PURPOSE

The members of the Board of Directors (the “Board”) have the duty to supervise the management and affairs of Equinox Minerals Limited (“Equinox” or the “Corporation”). The Board, directly and through its committees and the chair of the Board (the “Chair”), shall provide direction to senior management, generally through the Chief Executive Officer, to pursue the best interests of the Corporation and shall assume responsibility for:

1.1	Strategic Planning

Working closely with management to review, refine and achieve progress under the Corporation’s strategic, operational and capital plans.

1.2	Risk Management

Working with management to identify and reassess from time to time the principal risks of the Corporation, whether actual or potential, affecting the Corporation and monitoring management’s implementation of systems designed to manage such risks.

1.3	Human Resources

Satisfying itself of the integrity of management and reviewing executive compensation and succession plans.

1.4	Corporate Governance

Adopting an approach to corporate governance, evaluating director independence, adopting a code of business conduct and ethics and receiving reports on compliance and regularly reviewing this mandate.

1.5	Communications

Adopting a communications/disclosure policy and monitoring shareholder feedback.

1.6	Health, Safety, Environmental and Sustainability

Adopting health, safety, environmental and sustainability policies, monitoring management’s implementation of such policies and reviewing related disclosure.

2.0	COMPOSITION

2.1	Number of Directors

The number of directors to be elected or appointed to the Board at any given time shall be determined by the Board from time to time and shall be within the authorized minimum and maximum number of directors set out in the Articles of the Corporation.

2.2	Term of Office

Directors are elected or appointed to office until the next annual shareholders’ meeting.

2.3	Qualifications

Ethical Standards

Directors must demonstrate high ethical standards and integrity in their personal and professional dealings and be willing to act on, and remain accountable for, their boardroom decisions.

Independent Judgment

Directors must be able to provide wise, thoughtful counsel on a broad range of issues. They must develop a depth of knowledge of the mining industry, in order to understand and question the assumptions upon which the strategic and business plans are based, and to form an independent judgment as to the probability that such plans can be achieved. Directors are required to be free from any material interest which would affect their ability to act in the best interests of the Corporation.

Financially Literate

There shall be a reasonable number of directors who are financially literate with the ability to read and understand financial statements.

Communication

Directors must be open to others’ opinions, be willing to listen and be able to communicate persuasively. Directors must approach others assertively, responsibly and supportively, and be willing to raise tough questions in a manner that encourages open discussion.

Experience

Directors must bring a history of achievement that reflects high standards for themselves and others. Directors must have a proven track record of sound business judgment and good business decisions.

Knowledge

Directors must have an understanding of the Corporation’s principal operational and financial objectives, plans and strategies, and financial position and performance.

Availability

Directors must have sufficient time to carry out their duties and not assume responsibilities that would materially interfere with, or be incompatible with, Board membership. Directors who experience a significant change in their personal circumstances, including a change in their principal occupation or membership on other boards, are expected to advise the chair of the Corporate Governance and Nominating Committee.

Independence

A majority of the Board must be independent. “Independent” shall have the meaning, as the context requires, given to it in National Policy 58-201 – Corporate Governance Guidelines, as may be amended from time to time. Each director should also be in a position to effectively review and constructively challenge the performance and recommendations of management, evaluate the performance of the Corporation and exercise independent judgment.

2.4	Share Ownership

Directors are required to own qualifying equity of the Company and are encouraged to hold such qualifying equity during their board tenure, in accordance with the Equity Ownership Policy.

2.5	Compensation

Directors’ remuneration shall be in the form of cash and/or equity (including options and/or deferred share units) or as determined by the Board from time to time. Directors’ remuneration shall be determined annually by the Corporation’s Compensation Committee and approved by the Board.

2.6	Resignation

If any of the following events occur, a director will be expected to discuss with the Chairman and/or Lead Director and the Chairman of the Governance Committee, how he/she intends to ensure that such event does not reoccur. If, after the above action has been taken, the event reoccurs, the director will be required to tender his/her resignation. Depending on the individual circumstances the resignation may or may not be accepted.

(i)	Director is unable to abide by any of the Corporation’s governing documents.

(ii)	Director is unable to perform his/her responsibilities.

(iii)	Director does not meet any of the required director qualifications.

2.7	Chair of the Board

The Chair of the Board shall be an independent director, unless the Board determines that it is inappropriate to require the Chair to be independent. If the Board determines that it would be inappropriate to require the Chair of the Board to be independent, then the independent directors shall select from among their number a director who will act as “Lead Director” and who will assume responsibility for providing leadership to enhance the effectiveness and independence of the Board. The Chair, if independent, or the Lead Director if the Chair is not independent, shall act as the effective leader of the Board, co-ordinate the activities of the Board and ensure that the Board’s agenda will enable it to successfully carry out its duties. The roles of Chair and Chief Executive Officer shall not be exercised by the same individual.

3.0	OPERATIONS

3.1	Number of Meetings

The Board shall meet as many times per year as it deems necessary to carry out its responsibilities effectively, but in no event shall the Board meet less than four times per year. Meetings of the Board shall be conducted in accordance with the Corporation’s by-laws.

3.2	Quorum

A majority of directors shall constitute a quorum necessary for the transaction of business at meetings.

3.3	Notice

The Chair, any director or the Chief Executive Officer may call a meeting of the Board by notifying the Corporation’s Corporate Secretary who will notify the Board. Notice of a meeting shall be no less than 48 hours prior to the meeting.

3.4	Agenda

The Chair is primarily responsible for the agenda and for supervising the conduct of the meeting. Any director may propose the inclusion of items on the agenda, request the presence of, or a report by, any member of senior management, or at any Board meeting raise subjects that are not on the agenda for that meeting.

3.5	Attendance and Participation

The members of the Board are expected to attend all meetings of the Board of Directors unless prior notification of the absence is provided. The members of the Board are expected to review board materials in advance of meetings and be prepared to discuss such materials and actively participate in the meetings.

3.6	Secretary and Minutes

The Corporate Secretary, his or her designate or any other person the Board requests shall act as secretary of Board meetings. Minutes of Board meetings shall be recorded and maintained by the Corporate Secretary and subsequently presented to the Board for approval.

3.7	Meetings Without Management

The independent members of the Board shall hold regularly scheduled meetings, or portions of regularly scheduled meetings, at which non-independent directors and members of management are not present.

3.8	Service on Other Boards and Audit Committee

Directors may serve on the boards of other public companies so long as these commitments do not materially interfere and are compatible with their ability to fulfill their duties as a member of the Board. Directors and must advise the Chair in advance of accepting an invitation to serve on the board of another public company.

3.9	Charter Review

The Board shall review this Charter at least annually.

4.0	DUTIES AND RESPONSIBILITIES

The Board shall have the specific duties and responsibilities outlined below.

4.1	Strategic Planning

Strategic Plans

The Board has adopted a strategic plan for the Corporation. At least annually, the Board shall review and, if advisable, approve the Corporation’s strategic planning process and the Corporation’s annual strategic plan. In discharging this responsibility, the Board shall review the plan in light of management’s assessment of emerging trends, the competitive environment, the opportunities for the business of the Corporation, risk issues, and significant business practices and products.

Business and Capital Plans

At least annually, the Board shall review and, if advisable, approve the Corporation’s annual business and capital plans as well as policies and processes generated by management relating to the authorization of major investments and significant allocation of capital.

Monitoring

At least annually, the Board shall review management’s implementation of the Corporation’s strategic, business and capital plans. The Board shall review and, if advisable, approve any material amendments to, or variances from, these plans.

4.2	Risk Management

General

At least annually, the Board shall review reports provided by management of principal risks associated with the Corporation’s business and operations, review the implementation by management of appropriate systems to manage these risks, and review reports by management relating to the operation of, and any material deficiencies in, these systems.

Verification of Controls

The Board shall verify that internal, financial, non-financial and business control and management information systems have been established by management.

4.3	Human Resource Management

General

At least annually, the Board shall review a report of the Compensation Committee concerning the Corporation’s approach to human resource management and executive compensation.

Appointment of Officers

At least annually, the Board shall appoint officers of the Corporation following the annual election of directors at the annual shareholders meeting.

CEO

The Board shall be responsible for the hiring and termination of the Chief Executive Officer of the Corporation and shall be responsible for setting the compensation of the Chief Executive Officer. The Board shall carry out these responsibilities with respect to the Chief Executive Officer with the assistance of its governance and compensation committees.

Succession Review

At least annually, the Board shall review the succession plans of the Corporation for the Chair, the Chief Executive Officer and other executive officers, including the appointment, training and monitoring of such persons.

Integrity of Senior Management

The Board shall, to the extent feasible, satisfy itself as to the integrity of the Chief Executive Officer and other executive officers of the Corporation and that the Chief Executive Officer and other senior officers strive to create and maintain a culture of integrity throughout the Corporation.

4.4	Corporate Governance

General

At least annually, the Board shall review a report of the Corporate Governance and Nominating Committee concerning the Corporation’s approach to corporate governance.

Director Independence

At least annually, the Board shall review a report of the Corporate Governance and Nominating Committee that evaluates the director independence standards established by the Board and the Board’s ability to act independently from management in fulfilling its duties.

Ethics Reporting

The Board has adopted a written Code of Business Conduct and Ethics (the “Code”) applicable to directors, officers and employees of the Corporation. At least annually, the Board shall review the report of the Corporate Governance and Nominating Committee relating to compliance with, or material deficiencies from, the Code and approve changes it considers appropriate. The Board shall review reports from the Corporate Governance and Nominating Committee concerning investigations and any resolutions of complaints received under the Code.

Mandate Review

At least annually, the Board shall review and assess the adequacy of this Mandate to ensure compliance with any rules of regulations promulgated by any regulatory body and approve any modifications to this Mandate as considered advisable.

4.5	Communications

General

The Board has adopted a Disclosure Policy for the Corporation. At least annually, the Board, in conjunction with the Chief Executive Officer, shall review the Corporation’s overall Disclosure Policy, including measures for receiving feedback from the Corporation’s stakeholders, and management’s compliance with such policy. The Board shall, if advisable, approve material changes to the Corporation’s Disclosure Policy.

Shareholders

The Corporation endeavors to keep its shareholders informed of its progress through an annual report, annual information form, quarterly interim reports and periodic press releases. Directors and management meet with the Corporation’s shareholders at the annual meeting and are available to respond to questions at that time. The Corporation shall maintain a website that is regularly updated and provides investors with relevant information on the Company and the opportunity to communicate with the Corporation.

The Board shall, on a periodic basis and with the assistance of the Officer responsible for investor relations, monitor and review feedback provided by the Corporation’s shareholders and other stakeholders.

The Board shall ensure that this Mandate is disclosed on a yearly basis to the Corporation’s shareholders in the Corporation’s management information circular prepared for the annual and general meeting of shareholders and other disclosure documents or on the Corporation’s website.

4.6	Health, Safety, Environmental and Sustainability

HSES Matters

The Board shall review at least annually a report on the plans, policies, processes and activities with respect to the Corporation’s health, safety, environmental and sustainability matters.

HSES Disclosure

The Board shall review and approve the disclosure in the Corporation’s annual report and other documents, as applicable, with respect to the Corporation’s health, safety, environmental and sustainability matters.

5.0	COMMITTEES OF THE BOARD

The Board has established the following committees: Compensation and Human Resources Committee, Audit Committee, Corporate Governance and Nominating Committee and Health, Safety, Environmental and Sustainability Committee. Subject to applicable law, the Board may establish other Board committees or merge or dispose of any Board committee.

5.1	Committee Mandates

The Board shall adopt mandates for each Board committee and shall adopt mandates for each new Board committee. At least annually, each mandate shall be reviewed by the Corporate Governance and Nominating Committee and any suggested amendments brought to the Board for consideration and approval.

5.2	Delegation to Committees

The Board has delegated to the applicable committee those duties and responsibilities set out in each Board committee’s mandate.

5.3	Position Descriptions for Directors

The Board shall adopt position descriptions for the Chair and the chair of each Board committee. At least annually, the Board shall review such position descriptions.

5.4	Consideration of Committee Recommendations

As required by applicable law, by applicable committee Mandate or as the Board may consider advisable, the Board shall consider for approval the specific matters delegated for review to Board committees.

With the assistance of the Audit Committee, the Board shall, among other things:

•	review and approve the Corporation’s financial statements and managements’ discussion and analysis related thereto;

•	review the audit or review report prepared by the Corporation’s external auditor and any other matters related to the financial statements that are brought forward by the external auditors;

•	review the factors identified by management as factors that may affect future financial results; and

•	identify, assess, monitor and manage risks that could have a material impact on the Corporation’s business and identify material changes to the Corporation’s risk profile.

With the assistance of the Corporate Governance and Nominating Committee, the Board shall, among other things:

•	develop the Corporation’s approach to corporate governance, monitor the disclosure and best practices of comparable and leading companies and review corporate governance issues;

•	maintain a succession plan for the Corporation and ensure that the Board and management have the appropriate skills and experience required to succeed in their positions; and

•

review the effectiveness, size and composition of the Board, taking into consideration the strategic direction of the Corporation and the current strengths, competence, skills and experience of Board members and directors whose term of office is expiring.

With the assistance of the Compensation Committee, the Board shall, among other things:

•	review and approve the Corporation’s compensation plans and remuneration packages to ensure that such plans are reasonable and provide appropriate incentives to executives and directors;

•

ensure that remuneration packages for the Chief Executive Officer, key executives and executive directors are properly structured to enhance long-term shareholder value and involve a balance between fixed and incentive pay reflecting individual performance and short and long-term performance objectives appropriate to the Corporation’s circumstances and goals;

•

ensure that incentive compensation plans have the overriding purpose of motivating and retaining qualified individuals without being unduly generous and that salaries reflect the requirements of the marketplace and attract and retain the skills and abilities required; and

•	Review and approve any recommended option grants and/or share issuances under incentive plans.

With the assistance of the Health, Safety, Environment and Sustainability Committee, the Board shall at least annually, among other things:

•	review and approve the Corporation’s health and safety; environmental; and sustainability plans, policies, processes and activities; and

•	review and approve the disclosure in the Corporation’s annual report and other documents, as applicable, with respect to health, safety, environment and sustainability activities.

5.5	Board/Committee Communication

To facilitate communication between the Board and each Board committee, each committee chair shall provide a report to the Board on material matters considered by the committee at the first Board meeting after the committee’s meeting.

6.0	MANAGEMENT

6.1	Position Description for CEO

The Board shall adopt a position description for the Chief Executive Officer, which includes delineating management’s responsibilities. The Board shall also adopt the corporate goals and objectives that the Chief Executive Officer has responsibility for meeting. At least annually, the Board shall review a report of the Compensation Committee reviewing this position description and such corporate goals and objectives.

7.0	DIRECTOR ORIENTATION

Each new director shall participate in an initial orientation program. Directors are required to meet with other Board members, the Chief Executive Officer, the Chief Financial Officer and other members of senior management, as appropriate, upon first becoming a director of the Corporation. Directors are required to visit the Corporation’s operational facilities and meet with senior management, when appropriate. Each director shall be provided with Equinox information for reference, which information shall include the Corporation’s governing documents, policies, code of business conduct and ethics, charters and other material information about the Corporation.

At least annually, the Board shall review the Corporation’s orientation program.

8.0	DIRECTOR DEVELOPMENT

The Corporation shall make available to directors support for continuing education programs and shall actively encourage their participation.

At least annually, the Board shall review the Corporation’s continuing director development programs.

9.0	DIRECTOR EVALUATION

With the assistance of the Governance Committee, the Board shall conduct an annual evaluation of the Board, of each individual director and of each committee to determine whether each of them is functioning effectively. The assessment will focus on the contribution to the Corporation by the Board, each individual director and each committee. The Governance Committee shall establish the criteria to be used in such evaluations and will administer and report on the process and the results of the evaluation.

10.0	COMPLIANCE WITH POLICIES

Directors are expected to comply with all of the Corporation’s governance policies, procedures and guidelines, including but not limited to, the Code of Business Conduct and Ethics; board and committee charters and mandates, any governance policies and corporate policies, including the Disclosure Policy and the Insider Trading Policy; among others; and are expected to annual sign a certificate of compliance confirming their continued understanding and compliance with such policies, procedures and guidelines.

11.0	AUTHORITY

11.1	Delegation

The Board may, to the extent permissible by applicable regulations, designate any committee to review any matter within this Charter as the Board deems appropriate.

11.2	Access to Management and Outside Advisors

The Board shall have unrestricted access to management and employees of the Corporation. The Board shall have the authority to retain and terminate external legal counsel, consultants or other advisors to assist it in fulfilling its responsibilities and to set and pay the respective reasonable compensation of these advisors without consulting or obtaining the approval of any officer of the Corporation. The Corporation shall provide appropriate funding, as determined by the Board, for the services of these advisors.

12.0	NO RIGHTS CREATED

This Mandate is a statement of broad policies and is intended as a component of the flexible governance framework within which the Board, assisted by its committees, directs the affairs of the Corporation. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Corporation’s Articles and By-laws, it shall not establish any legally binding obligations.

Adopted: March 3, 2009

SCHEDULE 2

OPTION PLAN RESOLUTION

BE IT RESOLVED THAT:

1.	all unallocated common shares of the Company issuable pursuant to the Company’s Long Term Incentive Plan, as amended from time to time, are hereby approved and authorized until the date of the Company’s annual shareholders’ meeting in the year 2013 (provided that such meeting is held on or prior to May 8, 2013); and

2.	any director or officer of the Company or any other person designated by any one of them be, and each of them is, hereby authorized to take such action and to execute and deliver such documents, whether on behalf of or in the name of the Company or otherwise, as such person may, in his or her discretion, consider to be necessary or desirable to carry out the intent and purpose of this resolution and the matters contemplated herein.

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